                                                                   EXHIBIT 10.35

                                      OFFICE LEASE
                        266 SECOND AVENUE, WALTHAM, MASSACHUSETTS
                                ARTICLE 1 REFERENCE DATA

1.1      Defined Terms.

The terms listed below shall have the following meanings  throughout this Lease:
"DATE OF THIS LEASE": May 6, 1997 (The date on which both parties have executed this Lease).

"LANDLORD": CC&F Second Avenue Trust, a Massachusetts  nominee trust "LANDLORD'S
     ADDRESS": c/o Cabot, Cabot & Forbes 99 Summer Street Boston, Massachusetts 02110 FAX (617) 737-4975 "TENANT": Raptor Systems, Inc.
"TENANT'S ADDRESS":  Prior to occupancy: 69 Hickory Drive Waltham, MA 02154 From and after the Commencement Date for the Phase I Premises: 266 Second Avenue Waltham, MA 02154
"BUILDING": The building located at 266 Second Avenue, Waltham, Massachusetts. "PROPERTY": The Building and the legal parcels (the "Lot") on which the Building and its parking areas are situated. The Lot is described in Exhibit B, attached hereto. The term "Property" shall also include any additional improvements constructed on the Lot and any additional parking lot or garage providing parking for the Building as provided in Section 2.1(c). "PREMISES": Initially, the space located on the second floor of the Building, comprised of the "Phase I Premises" as shown on Exhibit A. Upon the occurrence of the Commencement Date for future Phases (as provided in
     Section 2.2) and, if applicable, the First Floor Expansion Space (as provided in Section 2.5), such future Phases shall be included as part of the Premises. The Phase II Premises and the Phase III Premises will each consist of approximately 9,000 to 10,000 rentable square feet on the second floor, in locations to be agreed upon by Landlord and Tenant. Where the context permits, the term "Phase" as used herein shall include the Phase I Premises, the Phase II Premises, the Phase III Premises and, if applicable, the First Floor Expansion Space.
"RENTABLE SQUARE FEET IN THE PREMISES": From and after the Commencement Date for the Phase I Premises until the Commencement Date for the Phase II Premises, approximately 30,000 rentable square feet, subject to final confirmation as set out in Section 2.2. From and after the Commencement Date for any future Phase, the Rentable Square Feet in the Premises will increase by the rentable area of such Phase. The parties estimate that the Phase I Premises, the Phase II Premises and the Phase III Premises will contain, in the aggregate, approximately 49,834 rentable square feet, and the First Floor Expansion Space will contain approximately 10,000 rentable square feet. "TENANT'S PERCENTAGE": The number (expressed as a percentage) obtained by dividing the Rentable Square Feet in the Premises by the rentable square feet in the Building. The rentable square feet in the Building is expected to be 95,919, and as a result Tenant's Percentage for the Phase I Premises (30,000 square feet) is expected to be 31.28%. The actual rentable square feet in the Building and in the Phase I Premises will be calculated by Landlord's architect upon completion of the Phase I Premises and will be set out in Landlord's notice establishing the Commencement Date for the Phase I Premises (which notice is described in
     Section 2.2(a)). Tenant's Percentage will increase upon the Commencement Date of each Phase, based on measurements of each Phase by Landlord's architect. Landlord agrees that the actual Rentable Square Feet in the Premises, in the aggregate, will not exceed 50,831 square feet and the actual rentable square feet in the Building will be not less than 94,001 square feet. "SCHEDULED PHASE I PREMISES COMMENCEMENT DATE": December 15, 1997. "SCHEDULED PHASE II PREMISES COMMENCEMENT DATE": The earlier to occur of (i) the date which is twelve (12) months after the Commencement Date for the Phase I Premises, or (ii) the date that is one hundred twenty (120) days after the date Landlord receives written notice from Tenant that Tenant has elected to accelerate the date of its occupancy of the Phase II Premises. "SCHEDULED PHASE III PREMISES COMMENCEMENT DATE": The earlier to occur of (i) the date which is eighteen (18) months after the Commencement Date for the Phase I Premises, or (ii) the date that is one hundred twenty
     (120) days after the date Landlord receives written notice from Tenant that Tenant has elected to accelerate the date of its occupancy of the Phase III Premises. "TERM": Seventy-eight (78) calendar months, commencing on the Commencement Date for the Phase I Premises. "BASE RENT": From and after the Commencement Date for the Phase I Premises, through and including the last day of the sixtieth (60th) full calendar month of the Term, at the annual rate of $26.00 multiplied by the Rentable Square Feet in the Premises. (The Base Rent is subject to adjustment prior to delivery of the second segment of the Phase I Premises, as provided in Section 2.2(a) hereof.) From and after the first day of the sixty-first (61st) full calendar month of the Term, through the remainder of the Term, at the annual rate of $27.75 multiplied by the Rentable Square Feet in the Premises. "EXPENSE STOP": The product of $7.50 multiplied by the Rentable Square Feet in the Premises. "PERMITTED USES": General office, software development, and sales office purposes (but not retail sales), consistent with Section 6.3 hereof. "TENANT'S PARKING SPACES: The product of .0039 multiplied by the Rentable Square Feet in the Premises (i.e., 3.9 spaces per 1,000 rentable square feet). "SECURITY DEPOSIT": $647,842.00 (subject to adjustment as provided in Section 10.24.) The Security Deposit shall be provided to Landlord by certified check or through a letter of credit, as provided in Section
     10.24. "BROKERS": Avalon Partners, Inc. and Whittier Partners. 1.2 Exhibits There are attached hereto and incorporated as a part of this Lease: (a) EXHIBIT A - Premises (b) EXHIBIT B - Lot (c) EXHIBIT C - Notice of Commencement Date (d) EXHIBIT D - Form of Clerk's Certificate (e) EXHIBIT E
     - Route 128 Exposure Area (g) EXHIBIT F - Description of the Project (h) EXHIBIT G - Tenant's Special Power and HVAC Requirements (i) EXHIBIT H - Supplemental Escrow Agreement

                               ARTICLE 2 PREMISES AND TERM

2.1      The Premises, Common Areas and Parking.

         (a) Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises, as generally shown on Exhibit A, to be more particularly described in the final plans described in Section 4.1 hereof. The Premises does not include exterior faces of exterior walls and exterior window glass; anything beyond the interior face of demising walls; and pipes, ducts, conduits, wires and fixtures serving other parts of the Building, but does include any additional telephone closets or other utility, mechanical or storage spaces or facilities made available during the Term for Tenant's exclusive use.

         (b) Tenant shall also have the right to use the Common Areas in common with other tenants. The Common Areas include the Building's common lobbies, corridors, stairways, loading platforms and elevators, the common walkways and driveways necessary for access to the Building, the common toilets and shower areas, corridors and elevator lobbies of any multi-tenant floor, the parking lots and/or garages serving the Building and the Building's cafe. Tenant will have twenty-four (24) hour access to the Premises, seven (7) days per week. All use of the Common Areas shall be only upon the reasonable terms generally applicable to all tenants in the Building, as set forth from time to time by Landlord.

         (c) Tenant shall be entitled to use Tenant's Parking Spaces (set out in Section 1.1) in the parking lots serving the Building, which number includes a pro rata share of any handicapped or visitor spaces contained in such lots; provided, however, that Landlord and Tenant agree that Tenant's Parking Spaces shall be undesignated and shall be allocated by Landlord either (i) between the two existing parking lots serving the Building, or (ii) between such existing lots and the parking lot(s) located on neighboring parcels acquired by Landlord after the Date of this Lease (provided that any parking located on such neighboring lots shall not be located further from the Premises than the existing parking lot located across Second Avenue from the Building) in either case in proportion to the total number of parking spaces existing on each lot. Landlord may, at its election, provide the parking on any parking lot described herein in a parking garage or structure. It is understood that Landlord shall not be responsible for policing said parking lots but that Landlord will limit the number of parking spaces leased to other tenants in the Building so as to ensure that the number of parking spaces which Tenant is entitled to use are available for Tenant's use. Tenant shall reasonably cooperate with Landlord to assure that Tenant and its employees and visitors observe all reasonable parking regulations established by Landlord from time to time and to assure that Tenant and its employees and visitors do not use more parking spaces than the number of parking spaces provided to Tenant hereunder.

2.2      Term.

         (a) Both parties shall be bound by all the terms of this Lease as of the Date of this Lease. The Term of this Lease shall commence on the Commencement Date for the Phase I Premises, as provided below. Subsequent Phases shall be added to the Premises on the applicable Commencement Date for each such Phase.

         The Commencement Date for each Phase shall be the earlier of (i) the date on which such Phase is Ready for Occupancy, but in no event earlier than the Scheduled Phase I Premises Commencement Date, the Scheduled Phase II Premises Commencement Date, or the Scheduled Phase III Premises Commencement Date, as applicable or (ii) the date on which Tenant begins to conduct business within any portion of such Phase. Each Phase shall be deemed to be "Ready for Occupancy" when the construction of the Leasehold Improvements, as such term is defined in Section 4.1, in such Phase has been substantially completed in accordance with the Final Plans pursuant to Section 4.1, as reasonably determined by Landlord, and any certificate or approval required by local governmental authority for occupancy of such Phase has been obtained.

         Notwithstanding the foregoing, the delivery of the Phase I Premises will occur in two segments (a "segment"), the first of which will contain between 7,500 and 10,000 square feet and the second of which will contain the balance of the Phase I Premises. Not later than May 23, 1997, Tenant will identify for Landlord the size and location of the first segment. Only the first segment will be taken into account in determining the Commencement Date for the Phase I Premises. However, prior to the Second Segment Rent Date (defined below), the Base Rent and Additional Rent due hereunder will be reduced proportionately so that Tenant is required to pay Base Rent and Additional Rent only on the first segment of the Phase I Premises. The Second Segment Rent Date will be the later of (i) January 15, 1998 or (ii) the date on which the second segment is Ready for Occupancy.

         As soon as may be convenient after the delivery of each Phase (or segment, in the case of Phase I), Landlord shall deliver to Tenant written notice ("Notice") in the form attached as Exhibit C, setting out the Commencement Date for such Phase or segment, and the Rentable Square Feet in the Premises, the Tenant's Percentage, the Base Rent, and the Tenant's Parking Spaces, all adjusted to reflect the addition of such Phase (or segment) to the Premises. Tenant shall promptly return to Landlord a countersigned original of each Notice.

         (b) Tenant acknowledges that as of the date of this Lease, Landlord has contracted in writing to purchase the Property from the current owner on or before June 5, 1997, but has not yet acquired the Property or obtained all of the permits necessary for the Project described in Section 4.1 herein and for the use of the Property as contemplated herein. Landlord agrees from time to time prior to the Commencement Date for the Phase I Premises, to keep Tenant informed of its progress (including, without limitation, providing notice to Tenant promptly after the acquisition of the Property and promptly after commencement of construction), and to respond to all reasonable requests of Tenant concerning the status of the Project. Landlord agrees to use reasonable efforts to acquire the Property and commence construction of the building renovations on or before the respective Target Dates set out below. However, if due to unanticipated difficulties, Landlord does not proceed with the acquisition or development of the Project, Landlord agrees to promptly notify Tenant and upon such notice this Lease will terminate, and will thereafter have no further force and effect, provided that this termination right will expire on the earlier of (i) the date on which Landlord acquires the Property, or (ii) July 1, 1997. Upon such termination, Landlord and Tenant shall not have any further obligations or liability to each other with respect to the Project or this Lease.

         In the event that Landlord has not acquired the Property by July 1, 1997 or has not commenced construction of the building renovations on or before July 15, 1997 (each such date being referred to herein as a "Target Date"), then Tenant may give notice to Landlord within ten (10) days after the applicable Target Date, of its election to terminate this Lease. Such notice will be effective to terminate this Lease, in which case neither party shall have any further rights, liabilities, or obligations hereunder, unless prior to receipt of such notice the Landlord has either acquired the Property or commenced construction (as applicable) in which case Tenant's notice shall have no force and effect. For purposes hereof, Landlord will be deemed to have commenced construction of the Project when it has entered into a construction contract for the Project (or if the work is to be performed by more than one contractor, for the initial demolition and renovation work to the Building) and such contractor has commenced operations on the Property.

         (c) Landlord shall use reasonable efforts to deliver the first segment of the Phase I Premises by the Scheduled Phase I Premises Commencement Date, the second segment by January 15, 1998, the Phase II Premises by the Scheduled Phase II Premises Commencement Date, and the Phase III Premises by the Scheduled Phase III Premises Commencement Date. If any Phase (or segment) is not Ready for Occupancy on the applicable Scheduled Commencement Date for such Phase, Landlord shall not be subject to any liability for such failure, except as expressly set forth below, and such failure shall not affect the validity of this Lease, but Tenant shall not be liable for any rent until the Commencement Date for the applicable Phase. Notwithstanding the foregoing, if the first segment of the Phase I Premises are not Ready for Occupancy by December 15, 1997, or if the second segment of the Phase I Premises are not Ready for Occupancy by January 15, 1998, Tenant shall receive one day of free Base Rent for each day delivery of such segment is delayed beyond such date, provided that (i) such free rent arrangements shall not apply to the extent that such delay was caused by any action or inaction of Tenant or any Force Majeure, except that any extension of such December 15 or January 15 date due to Force Majeure delays will not exceed sixty (60) days, (ii) a failure of Landlord's contractor to complete construction on schedule shall not constitute "Force Majeure" unless such failure was attributable to an event which would itself constitute Force Majeure and (iii) such free rent will only apply to the segment which was the subject of the delay.

         (d) To the extent that any Phase (or segment) is not Ready for Occupancy because Tenant has failed to comply with Tenant's obligations under
Section 4.1 or under any work letter or construction agreement between the parties, or has otherwise delayed Landlord in preparing any Phase (or segment) or in obtaining a Certificate of Occupancy for any Phase (or segment), then Tenant will pay to Landlord, as additional rent, an amount equal to the Base Rent and Additional Rent which would have been payable for the period from (i) the date that such Phase (or segment) would have been Ready for Occupancy except for such Tenant-caused delay through (ii) the Commencement Date for such Phase (or segment).

2.3      Extension Option

         (a) Tenant shall have the option to extend the Term of this Lease for two successive periods of five (5) years each (such periods being herein referred to as the "First Extension Period" and the "Second Extension Period"), on all of the terms and conditions contained in this Lease, except that Landlord shall not be obligated to undertake any additional Leasehold Improvements to the Premises, the Base Rent and the Expense Stop for each extension period shall be calculated as set forth in this Section 2.3, and there shall be no additional extension options beyond the Second Extension Period, the parties agreeing that the maximum Term of this Lease, including extensions, shall be sixteen and one-half (16 1/2) years. Tenant shall exercise each extension option by giving Landlord notice of its election to do so, on or before the date that is two hundred seventy (270) days prior to the expiration of the initial Term (or the First Extension Period, as the case may be); provided, however, that if Tenant fails to give timely notice to Landlord of Tenant's exercise of either extension option, Tenant shall be deemed to have waived its extension option rights under this Section 2.3. The word "Term" as used in this Lease shall include the initial Term, the First Extension Period and the Second Extension Period where the context so requires.

         (b) The Base Rent during each extension period shall be equal to ninety-five percent (95%) of the market rental value of the Premises, taking into account the applicable Expense Stop and the other terms of this Lease, the "as is" condition of the Premises, and (if applicable) the absence of a tenant improvement allowance and brokerage commission for the extension period, but, with respect to the First Extension Period, in no event lower than the Base Rent for the last year of the original term hereof as set forth in Section 1.1, and with respect to the Second Extension Period, in no event lower than the Base Rent during the First Extension Period (the "Extension Rent"). The Expense Stop during each extension period shall be an amount equal to Tenant's Percentage of the actual Operating Expenses incurred in the last full Fiscal Year prior to Tenant's notice of its election to extend the initial Term (or the First Extension Period, as applicable). Landlord shall give Tenant notice of the amount of the Extension Rent promptly after Tenant notifies Landlord of its election to exercise either extension option. If Tenant agrees with Landlord's determination of the Extension Rent, Tenant shall notify Landlord of such agreement within twenty (20) days after Tenant receives Landlord's notice of the amount of the Extension Rent. If Tenant disagrees with Landlord's determination of the Extension Rent, Tenant may, by notice given to Landlord within twenty
(20) days after Tenant receives Landlord's notice of the amount of the Extension Rent, (i) revoke Tenant's election to exercise the Extension Option whereupon the Extension Option and all of Tenant's rights related thereto set forth in this Section 2.3 shall terminate or (ii) elect to have the fair market rental value for the Premises determined by the appraisal process (the "Appraisal Process") set forth in subsection 2.3(c) below, which fair market rental value determination shall be binding on both Landlord and Tenant. If Tenant does not notify Landlord within such twenty (20) day period of (x) Tenant's agreement to the Extension Rent, (y) Tenant's revocation of its exercise of the Extension Option, or (z) Tenant's election to have the fair market rental value determined by the Appraisal Process, the Extension Option and all of Tenant's rights related thereto set forth in this Section 2.3 shall terminate.

         (c) Within ten (10) days after Landlord receives Tenant's election to use the Appraisal Process, if Tenant shall elect to have the fair market rental value for the Premises determined by the Appraisal Process, Landlord and Tenant shall adopt the following procedures:

                  (i) Landlord and Tenant will each promptly choose one disinterested real estate appraisal firm of recognized competence in the greater Boston area to perform an appraisal. Each appraisal will determine the fair market rental of the Premises, taking into account the quality, size, configuration, Building amenities, available parking, the location of the Building and the Premises (including, without limitation, the Building's proximity and access to Route 128), and the then current market rental rates for comparable office space in the central Route 128 area. The two appraisers shall within ten (10) days after the date of the later appointment appoint a third appraiser satisfying the above qualifications. If the two appraisers cannot agree on a third appraiser, they shall immediately apply to the President of the Greater Boston Real Estate Board to select a third appraiser satisfying the above qualifications. The third appraiser, however selected, shall not have acted previously in any capacity for either Landlord or Tenant. If either Landlord or Tenant fails to appoint an appraiser within the allotted time, the single appraiser who has been appointed shall determine the fair market rental value for the Premises for the applicable Extension Period. Each party shall bear the costs of its own appraiser and one-half of the cost of the third appraiser.

                  (ii) Within thirty (30) days after the selection of the third appraiser, each of the appraisers shall submit its determination of the fair market rental value for the Premises for the applicable Extension Period to Landlord. None of the determinations shall be opened until all have been submitted. The appraisal furthest from the middle appraisal shall be excluded and the remaining two appraisals shall be added together and their total divided by two; provided, however, that if no appraisal is more than ten percent (10%) more or less than the middle appraisal, then all three appraisals shall be added together and their total divided by three. The resulting quotient shall be the fair market rental value for the Premises which is used to determine the Extension Rent for the applicable Extension Period.

         (d) Notwithstanding any contrary provision of this Section 2.3 or any other provision of this Lease, Tenant's rights to extend this Lease under this
Section 2.3 shall be void and of no effect unless on the date Tenant notifies Landlord that it is exercising either extension option and on the date of commencement of the applicable Extension Period (i) this Lease is in full force and effect, (ii) Tenant is not in default of any of its obligations under this Lease beyond any applicable cure periods, (iii) Tenant has neither assigned this Lease nor sublet fifty percent (50%) or more of the Premises (except for Permitted Transfers), and (iv) Tenant is occupying at least fifty percent (50%) of the Premises; provided, however, that Landlord reserves the right to waive the provisions of this subsection 2.3(c). The conditions described in the preceding subparagraphs (i) through (iv) are hereinafter referred to collectively as the "Exercise Conditions".

2.4      Right of First Offer.

         If, at any time during the Term of this Lease, Landlord constructs an office building on the existing parking lot for the Building which is located across Second Avenue from the Building (the "Adjacent Lot"), and if Landlord intends to submit a proposal or proposals to third parties for the purpose of leasing all or any portion of such building, provided Tenant then satisfies the Exercise Conditions, Landlord shall first offer (in writing) to lease up to the entire rentable area of such building to Tenant on any terms and conditions determined by Landlord. Tenant may accept Landlord's offer as to the entire rentable area of such building or as to a portion of such building, provided that such portion shall constitute at least fifty percent (50%) and not more than seventy-five percent (75%) of the rentable area of such building. If Tenant shall not have accepted such offer within thirty (30) days of the date of any such offer, the offer shall conclusively be deemed to have been rejected by Tenant; thereafter, Landlord shall be free to submit proposals, offer to lease and to lease all or any portion of the proposed building to other parties on any terms and conditions determined by Landlord, and this Section 2.4 shall have no further force and effect. In the event that Tenant has timely accepted
Landlord's offer as to less than the entire rentable area of the proposed building, this Section 2.4 shall have no further applicability to the balance of space in the proposed building. In addition, notwithstanding any contrary provision of this Section 2.4 or any other provision of this Lease, Tenant's rights under this Section 2.4 shall be void and of no further force and effect if Tenant fails to satisfy the Exercise Conditions as of the date of Landlord's offer of space in the proposed building to Tenant or as of the commencement date of Tenant's lease of space in the proposed building.

         If Tenant accepts Landlord's offer to lease space in the proposed building, Tenant shall execute and deliver to Landlord a lease for such space using the terms of this Lease (except as necessary to incorporate the terms set out in Landlord's offer) within thirty (30) days of receipt of the lease from Landlord. If Tenant fails to do so, the Landlord shall thereafter be free to submit proposals, offer to lease and to lease all or any portion of the proposed building to other parties as provided above and this Section 2.4 shall have no further force and effect.

         The right of first offer set out in this Section 2.4 shall terminate if Landlord agrees to sell, transfer, convey or ground lease the Adjacent Lot separately from the Building to an unrelated third party. In such event the provisions of this Section 2.4 shall automatically terminate, and from and after the date of any such sale, transfer, conveyance, or ground lease, Tenant shall have no rights in and to the First Offer Space or the Adjacent Lot.

2.5      Expansion Option.

         Tenant shall have the right to lease from Landlord additional space on the first floor of the Building consisting of approximately 10,000 rentable square feet of space (in a single block of space) to be designated by Landlord (the "First Floor Expansion Space"), provided that (i) on or before the date that is one hundred twenty (120) days after the Commencement Date for the Phase I Premises, Tenant shall give Landlord written notice of its election to lease the First Floor Expansion Space, and (ii) at the time of such notice and on the Commencement Date for the First Floor Expansion Space, Tenant satisfies the Exercise Conditions, Tenant hereby agreeing that if Tenant fails to satisfy the Exercise Conditions as of the date of such notice, or as of the Commencement Date for the First Floor Expansion Space, Tenant's rights under this Section 2.5 shall expire and be of no further force and effect. Upon receipt of any such notice, Landlord and Tenant will prepare plans for the First Floor Expansion Space and Landlord shall improve the First Floor Expansion Space using the construction procedures described in Section 4.1, and the Tenant Allowance and occupancy procedures described in Sections 4.2 and 4.3. The Commencement Date for the First Floor Expansion Space shall be the earlier to occur of (i) the date on which the First Floor Expansion Space is Ready for Occupancy, as such term is defined in Section 2.2, or (ii) the date on which Tenant begins to conduct business operations in any portion of the First Floor Expansion Space.

         Upon the Commencement Date for the First Floor Expansion Space, the First Floor Expansion Space will be included as part of the Premises, and the Tenant's Percentage, Base Rent, Rentable Square Feet in the Premises and Tenant's Parking Spaces will be appropriately increased.

2.6      Confirmation of Expiration of Tenant's Rights Under Article 2.

         In the event any of the rights  granted to Tenant under  Sections  2.3,
2.4 or 2.5 expire and become of no further force and effect, Tenant hereby agrees to furnish Landlord with an affidavit or certificate confirming the expiration of any such right within twenty (20) days of a written request therefor from Landlord. Should the Tenant fail to furnish any such certificate or affidavit within such twenty (20) day period, Landlord may send a second request and if Tenant fails to furnish any such certificate or affidavit within ten (10) days after such second request, Tenant hereby irrevocably designates and appoints Landlord as its attorney-in-fact to execute such certificate or affidavit in the name of Tenant.

                                     ARTICLE 3 RENT

3.1      Base Rent and Additional Rent.

         Tenant shall pay one-twelfth (1/12th) of the Base Rent each month in advance on the first day of each calendar month during the Term. For any partial month at the beginning or end of the Term (or at the time Tenant takes occupancy of additional Phases, including the First Floor Expansion Space), Tenant shall pay a proportional share of the amount that would be due for a full month and with respect to a partial month at the beginning of the Term, or upon delivery of any additional Phase, Tenant shall pay such proportional share on the applicable Commencement Date. In addition to the Base Rent, Tenant shall pay all additional rent and rental adjustments provided herein at the times set forth herein, or if no time for payment is specified, then payment shall be made within thirty (30) days after Tenant's receipt of an invoice from Landlord or another billing authority. All payments shall be made to Landlord at Landlord's Address or such other place as Landlord may designate in writing, without prior demand and without deduction or offset except as may be specifically set forth herein. Tenant shall not pay, and Landlord shall not accept, any rental payment more than one month in advance.

3.2      Adjustment for Operating Expenses.

         (a) Tenant shall pay, as additional rent, Tenant's Share of Expenses for the Property.

         (b) For each Fiscal Year during the Term, Tenant's Share of Expenses shall consist of the excess of (i) Tenant's Percentage of the total Operating Expenses for the Property for that Fiscal Year over (ii) the Expense Stop. For any partial Fiscal Year at the beginning or end of the Term, Tenant's Share of Expenses shall be adjusted proportionately for the part of the Fiscal Year falling within the Term. Tenant's Percentage may change if the Building is changed or reconfigured, but shall in all cases be equal to the percentage that the Rentable Square Feet in the Premises bears to the total rentable square footage in the Building, calculated on a consistent basis.

         (c) Before each Fiscal Year, Landlord shall give Tenant an estimate of the expected Operating Expenses for the Property for the coming Fiscal Year, and a calculation of the estimated amount of Tenant's Share of Expenses. Tenant shall pay one-twelfth of the estimated amount of Tenant's Share of Expenses each month with its payment of Base Rent. After the end of each Fiscal Year, Landlord shall give Tenant a statement showing the actual Operating Expenses for that Fiscal Year, and a calculation of the actual amount of Tenant's Share of Expenses. Any underpayment by Tenant shall be made up by cash payment to Landlord within thirty (30) days; any overpayment shall be paid to Tenant within thirty (30) days at Landlord's option, or shall be credited against the next due Base Rent, provided that any overpayment shall be paid in cash to Tenant within thirty (30) days if the Term has ended. No delay by Landlord in providing any such statement shall be deemed a waiver of Tenant's obligation to pay Tenant's Share of Expenses. Tenant shall have the right, upon not less than 10 business days' notice, to inspect, audit and copy during usual business hours those portions of the books and records kept by Landlord, relating in each case to costs and expenses for which Tenant has responsibility hereunder. Landlord shall maintain all books and records, including contracts, invoices and other similar evidence of expenditures, for at least 5 years after the end of the relevant fiscal year. Tenant may seek reimbursement of its share of any Operating Expense which it contests within twelve (12) months after the delivery of the annual statement of expenses for the year in which Operating Expenses were incurred (or within twelve (12) months of delivery of any supplemental or corrected statement, with respect to the supplemental information or corrected items.) In the absence of written notice to Landlord objecting to any particular expense within twelve (12) months after delivery of the annual statement of expenses, any right of Tenant to contest or seek reimbursement for Operating Expenses incurred in the period covered by such statement shall be deemed irrevocably waived. Nothing contained herein shall entitle Tenant to offset or withhold any Base Rent or additional rent on account of any Operating Expenses which it contests. Landlord agrees that, except to the extent Landlord subsequently receives bills or invoices, any correction or adjustment of its calculations of Operating Expenses for any year will occur not later than twelve (12) months after delivery of the annual statement of expenses for such year.

         (d) As used herein, the term "Fiscal Year" means any twelve-month period selected by Landlord for operating purposes. Landlord may change its Fiscal Year and interim accounting periods, so long as the periods so revised are reconciled with prior periods in accordance with generally accepted accounting principles.

         (e) The term "Operating Expenses" means the total cost of operation of the Property and shall include without limitation: (i) Taxes, as defined below;
(ii) all supplies, materials, labor, equipment, and utilities used in or related to the operation, maintenance, and repair of the Property or any part thereof (including without limitation, any operating costs incurred by Landlord in connection with the Building's cafe but not including the costs of initially constructing such cafe or the costs of personnel, food and supplies, rent subsidies, and provided that such cafe is not leased to a third party for profit by Landlord or operated for profit by Landlord); (iii) all maintenance, management, janitorial, legal, accounting, insurance, and service agreement costs related to the Property or any part thereof, including, without limitation, service contracts with independent contractors; (iv) assessments and charges incurred by Landlord under any declaration of covenants, easements, conditions or restrictions affecting the Property, and (v) costs (including financing charges) of improvements to the Property that are designed to increase safety, improve energy efficiency or otherwise reduce Operating Expenses, or are required to comply with legal requirements imposed after the initial completion of the Building, all such improvements to be amortized in accordance with generally accepted accounting principles. Any of the above services may be performed by Landlord or its affiliates, provided that fees for the performance of such services shall be reasonable and competitive with fees charged by unaffiliated entities for the performance of such services in comparable buildings in the area. Operating Expenses shall not include (1) legal fees, brokerage commissions, advertising costs, or other related expenses incurred by Landlord in connection with the leasing of space to individual tenants in the Property; (2) repairs, alterations, additions, improvements or replacements made to rectify or correct any defect in the original design, materials or workmanship of the Property or common areas (but not including repairs, alterations, additions, improvements or replacements made as a result of ordinary wear and tear); (3) damage and repairs attributable to fire or other casualty; (4) damage and repairs necessitated by the negligence or willful misconduct of Landlord, Landlord's employees, contractors or agents; (5) executive salaries or salaries of service personnel to the extent that such personnel perform services not solely in connection with the management, operation, repair or maintenance of the Property; (6) Landlord's general overhead expenses not related to the Property; (7) legal fees, accountants' fees and other expenses incurred in connection with disputes with other tenants or occupants of the Property or associated with the enforcement of the terms of any leases with tenants or the defense of Landlord's title to or interest in the Property or any part thereof; (8) costs (including permit, license and inspection fees) incurred in renovating or otherwise improving, decorating or painting or altering space for tenants or other occupants or of vacant space (excluding common areas) in the Property; (9) damage to the Property caused by another tenant of the Property; (10) cost of any service provided to Tenant or other occupants of the Property for which Landlord is reimbursed; (11) except as expressly provided above (improvements to increase safety, reduce Operating
Expenses, etc.) cost and expenses which would be capitalized under generally accepted accounting principles, including without limitation any costs associated with the base building work described in Exhibit F (whether or not the same would be described in Subsection 3.2(e)(v)) and any costs associated with any expansion of the Building or the construction of any structured parking or other buildings on the Property; (12) building management fees in excess of those charged by independent property managers; (13) costs incurred for any hazardous waste cleanup attributable to waste which existed on the Property prior to the Commencement Date for the Phase I Premises; (14) Landlord's debt service payments (including principal payments), and (15) depreciation or other non-cash charges. Landlord shall not collect in excess of one hundred percent (100%) of Operating Expenses and shall not recover any item of cost more than once. If the Building is less than 95% occupied in any Fiscal Year during the Term, Operating Expenses shall be calculated as though the Building had been fully assessed and 95% occupied, and the result shall constitute the Operating Expenses for all purposes hereunder. If during all or part of any Fiscal Year, Landlord is not performing or furnishing any item or service to any portion of the Property (the cost of which, if performed or furnished by Landlord to such portion of the Property, would constitute a part of Operating Expenses), on account of (a) such item or service not being required or desired by a tenant, or (b) any tenant obtaining or providing such item or service itself, or (c) any other reason, then, Operating Expenses shall be deemed to be increased by an amount equal to the additional costs and expenses which would reasonably have been incurred during such period by Landlord if it had performed or furnished such item or service to 95% of the Building.

         (f) The term "Taxes" means any form of assessment, rental tax, license tax, business license fee, levy, charge, penalty, tax or similar imposition, imposed by any authority having the power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, library, drainage or other improvement or special assessment district, as against the Property or any part thereof or any legal or equitable interest of Landlord therein, or against Landlord by virtue of its interest therein, and any reasonable costs incurred by Landlord in any proceeding for abatement thereof, including, without limitation, attorneys' and consultants' fees. Landlord's income and franchise taxes shall not be included in Taxes. If Landlord obtains an abatement of any Taxes relating to any period with respect to which Tenant paid its share of Operating Expenses, Landlord agrees to recalculate Tenant's share of Operating Expenses for such period and (provided Tenant is not then in default of any of its obligations hereunder) refund any overpayment to Tenant. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

                                 ARTICLE 4 CONSTRUCTION

4.1      Leasehold Improvements by Landlord.

         (a) Subject to Landlord's acquisition of the Property and receipt of all required permits and approvals, Landlord shall, at its sole cost and expense, rehabilitate the Building for use as a first-class office building comparable to other first-class office buildings in the Waltham area (including the installation of a card access security system for the Common Areas of the Building), and shall perform all work necessary for delivery of the Premises as "shell space", based on the outline specifications and schematic drawings attached as Exhibit F (the "Project"). Tenant agrees that Exhibit F is descriptive of the general layout and level of finish for the Project, is solely schematic and is subject to refinement by Landlord provided that such refinements do not materially increase the costs of the Leasehold Improvements. Without limitation, Landlord may select the materials to be used on all exterior surfaces of the Building, provided that the exterior walls will consist of glass curtain walls in lobby atrium areas and masonry (either brick or precast concrete) in the balance of the Building. Landlord shall also be responsible for constructing, at its sole cost and expense, a demising wall between the Phase I Premises and the subsequent Phases prior to the Commencement Date for the Phase I Premises, and a demising wall between the Phase II Premises and the Phase III Premises prior to the Commencement Date for the Phase II Premises. All expenses incurred in connection with the construction of such demising walls shall be borne by Landlord, and shall not be deducted from the Tenant Allowance, as such term is herein defined. Tenant hereby confirms to Landlord that the power and HVAC systems and services described in Exhibit F will be adequate to meet Tenant's power and HVAC requirements, except to the extent Tenant has identified in Exhibit G any area of the Premises that will require special power or HVAC services (any special services will be included in "Improvement Cost" described in Section 4.1(c) hereof). All construction by Landlord will be completed in a good and workmanlike manner, using first class materials, in accordance with all applicable laws, rules, ordinances and regulations.

         (b) Landlord shall construct leasehold improvements in the Premises on a Phase by Phase basis in the manner herein described. All such improvements are herein referred to generally as the "Leasehold Improvements."

         Tenant shall prepare, at its sole cost and expense, preliminary space plans for each Phase, showing the general layout of the Phase, including the location of offices and cubicles (the "Preliminary Plans"). Tenant shall submit the Preliminary Plans to Landlord for its review on or before May 23, 1997 in the case of the Phase I Premises, and within one hundred eighty (180) days prior to the applicable Scheduled Commencement Date in the case of subsequent Phases (or, if Tenant gives Landlord notice that it has elected to accelerate its occupancy of the Phase II Premises or the Phase III Premises, simultaneously with delivery of such notice). Tenant may include with such plans a list of proposed subcontractors. Landlord agrees to include such subcontractors in the competitive bid process described in subsection (c) below unless it objects to any such subcontractor by notice to Tenant within ten (10) days of its receipt of such list. Landlord shall review and price the Preliminary Plans, and shall approve or disapprove such plans within ten (10) days of its receipt. Any disapproval by Landlord will set out the reasons therefor. Tenant shall thereupon revise the Preliminary Plans based on Landlord's comments (if necessary) and shall resubmit the revised Preliminary Plans to Landlord within twenty (20) days of Tenant's receipt of Landlord's notice.

         Upon Landlord's and Tenant's agreement as to the final form of the Preliminary Plans, Landlord's architect shall prepare and deliver to Tenant and its consultants, for Tenant's approval (which approval shall not be unreasonably withheld) the final architectural plans for the Leasehold Improvements to be constructed in the Phase (the "Final Plans"), which Final Plans shall include, without limitation a layout plan showing the general layout of the Phase and partitions therein, a reflected ceiling plan, a telephone and electrical outlet location plan, a list of equipment to be installed in the Phase, plans and specifications for special millwork requirements, and mechanical, electrical and plumbing plans. Tenant shall review such plans and approve or disapprove such plans within ten (10) days of receipt. Any disapproval by Tenant will set out reasons therefor. Landlord shall thereupon revise the Final Plans based on Tenant's comments (if necessary) and shall resubmit the revised Final Plans to Tenant within twenty (20) days of Landlord's receipt of Tenant's notice. Any failure by Tenant to approve, disapprove or comment on the Final Plans within the time required under this subsection shall be deemed to be an approval by Tenant of such plans.

         Promptly after approval of the Final Plans by both parties and the issuance of a building permit therefor, Landlord diligently shall cause the Leasehold Improvements for the applicable Phase to be installed, in accordance with the Final Plans, by Landlord's contractor in a first-class workmanlike manner, unless a Change Order is made in accordance with the requirements set forth below.

         In the event Tenant desires to have the Leasehold Improvements constructed other than as set forth in the Final Plans and Landlord and Tenant subsequently agree to a change in the Final Plans and any change in the Improvement Cost resulting from such change, Landlord's contractor and Tenant shall execute a written agreement concerning the scope of the revised work or materials desired by Tenant and the cost of such work or materials (a "Change Order"). All costs for labor, materials, and the general contractor's costs (which shall be limited as set forth below) resulting from a Change Order, including the cost of all plans prepared pursuant thereto (the "Change Order Costs"), shall be included in the Tenant Allowance, as such term is defined in
Section 4.2 herein. Tenant hereby agrees that any delay by Tenant in approving the Final Plans, or any request by Tenant for a Change Order will constitute Tenant's agreement to a corresponding delay in the Scheduled Commencement Date for the applicable Phase and a corresponding delay in the December 15 date described in Section 2.2(c).

         (c) The costs of the Leasehold Improvements (the "Improvement Cost") shall be paid in the manner described in Section 4.2 and shall include the costs incurred in preparing the Final Plans, Change Order Costs, permit and insurance costs, payments to the contractor installing the Leasehold Improvements, and all other costs incurred by Landlord in connection with its design or installation of the Leasehold Improvements, but shall not include (i) the costs of construction management services which shall be provided by Landlord at no cost to Tenant, and (ii) the cost of professional interior design services, which, if required, shall be provided by Tenant at Tenant's sole cost and expense. In order to reduce the Improvement Cost, Tenant shall be permitted to install its existing card access security system in the Premises, at its sole cost and expense, in accordance with all applicable terms and conditions of this Lease, provided that such security system is compatible with any card access security system for the Building to be installed by Landlord. Landlord agrees that all subcontractors will be subject to a competitive bid process, provided that Tenant timely submits its Preliminary Plans and timely responds to Landlord's request for approval of Final Plans, and further provided that Landlord reserves the final right to select subcontractors, so long as Landlord has reasonable cause for selecting any subcontractor which was not the low bidder. Landlord hereby agrees that the costs of Landlord's general contractor attributed to overhead, profit and general conditions shall not exceed the lesser of (x) thirteen percent (13%) of the total Improvement Cost or (y) the amount (expressed as a percentage of total construction costs) attributed to overhead, profit and general conditions in the primary contract for the Landlord's construction work described in Exhibit F.

         (d) The Leasehold Improvements installed in each Phase shall be part of the Premises and the sole property of Landlord. Within twenty (20) days after the respective Commencement Date for each Phase, Tenant shall give Landlord a "punch list" of any items needing correction; any matters not shown on the punch list (except latent defects not discoverable by visual inspection) shall be deemed approved by Tenant. Landlord shall promptly correct any items on such list that, in Landlord's reasonable judgment, require correction. Except as set forth herein, Landlord shall have no obligation to improve any Phase.

4.2      Tenant Allowance.

         Landlord hereby grants Tenant an allowance in the amount of up to twenty-three dollars ($23.00) per rentable square foot of each Phase (the "Tenant Allowance"). To the extent that the Improvement Cost for any Phase exceeds the Tenant Allowance for such Phase, Tenant shall, on the Phase I Commencement Date (and on the commencement date for each subsequent phase), reimburse Landlord the full amount of such excess costs ("Tenant's T.I. Payment") as additional rent. Prior to each commencement date Landlord will give notice to Tenant of any such excess, which notice shall be accompanied by an itemization, in reasonable detail, of the components of Improvement Cost. Notwithstanding the foregoing, to the extent Landlord holds back retainage from its contractor which relates to unfinished items of Leasehold Improvements, Tenant may hold back a corresponding portion of Tenant's T.I. Payment and will pay such amount to Landlord within three (3) business days after notice from Landlord that it intends to pay such holdback to its contractor. If the full amount of the Tenant Allowance is not used in connection with the installation of the Leasehold Improvements in any Phase, Tenant may use any remaining portion of the Tenant Allowance allocable to such Phase for any future Phase. Tenant will have no rights to use any portion of the Tenant Allowance which remains unused after completion of all Phases (including the Expansion Premises, for so long as Tenant has rights thereto under this Lease).

4.3      Tenant's Occupancy.

         Landlord agrees that Tenant and its contractors shall have the right of access to each Phase for purposes of installing, at the Tenant's sole cost and expense, wiring, cabling and furnishings in such Phase during the fourteen (14) day period preceding each applicable Commencement Date upon the following terms and conditions:

         (a) The Tenant coordinates the scheduling of the Tenant's early access activities with the Landlord's general contractor so as not to interfere with or delay the completion of the Leasehold Improvements by the Landlord's general contractor;

         (b) The Tenant's use and occupancy of each Phase prior to the applicable Commencement Date shall be upon all of the terms and conditions of the Lease, except that no Base Rent or additional rent shall be due or payable with respect to such period.

4.4      Alterations by Tenant.

         (a) Tenant shall not make any alterations, decorations, additions, installations, substitutes or improvements ("Alterations") in and to the Premises, without first obtaining Landlord's written consent, which consent Landlord shall not unreasonably withhold or delay, except that Tenant may undertake any non-structural Alteration which does not affect the Building's systems or areas outside the Premises and which costs not more than twenty-five thousand dollars ($25,000) in individual instances and not more than fifty thousand dollars ($50,000) in the aggregate in any twelve (12) month period. Notwithstanding the foregoing, Tenant shall have no right to undertake and Landlord shall have no obligation to consent to Alterations that would or could, in Landlord's reasonable judgment (i) violate the Certificate of Occupancy for the Premises or the terms of any superior lease or mortgage affecting the Property, (ii) materially and adversely affect the appearance, value, or structure of the Building, (iii) require excessive removal expenses, (iv) materially and adversely affect any other part of the Building or affect the mechanical, electrical, sanitary or other service systems of the Building, (v) involve the installation of any materials subject to any liens or conditional sales contracts or (vi) require unusual expense to readapt the Premises to ordinary office use on expiration or termination of this Lease. Tenant shall pay Landlord's reasonable costs of reviewing or inspecting any proposed Alterations.

         (b) All work on any Alterations shall be done at reasonable times in a first-class workmanlike manner, by contractors approved by Landlord, according to plans and specifications approved by Landlord. All work shall be done in compliance with all applicable laws, regulations, and rules of any government agency with jurisdiction, and with all regulations of the Board of Fire
Underwriters or any similar insurance body or bodies. Tenant shall be solely responsible for the effect of any Alterations on the Building's structure and systems, whether or not Landlord has consented to the Alterations. Upon completion of any Alterations, Tenant shall provide Landlord with a complete set of "as-built" plans, unless Tenant requests in writing that Landlord waive such requirement, which waiver Landlord will not unreasonably withhold.

         (c) Tenant shall keep the Property and Tenant's leasehold interest therein free of any liens or claims of liens, and shall discharge any such liens within ten days of their filing. Before commencement of any work, Tenant's contractor shall provide any completion and lien indemnity bond required by Landlord (only for work which costs twenty five thousand dollars ($25,000) or more), and Tenant shall provide evidence of commercial general liability insurance with such limits as Landlord may reasonably require, naming Landlord as an additional insured, and evidence that each contractor and subcontractor carries worker's compensation insurance in statutory amounts covering all of its employees. Tenant shall indemnify Landlord and hold it harmless from and against any cost, claim, or liability arising from any work done by Tenant. All of Tenant's work shall (i) be performed in such manner as not to interfere with the occupancy of any other tenant in the Building nor delay, or impose any additional expense upon Landlord in, the construction, maintenance or operation of the Building, and (ii) be coordinated with any work being performed by Landlord and in such manner as to maintain harmonious labor relations and not cause any work stoppage or damage the Building or Lot or interfere with Building construction or operation. Landlord may post any notices it considers necessary to protect it from responsibility or liability for any Alterations, and Tenant shall give sufficient notice to Landlord to permit such posting.

         (d) All Alterations affixed to the Premises shall become part thereof and remain therein at the end of the Term. However, if Landlord gives Tenant a notice to remove any Alterations at the time any Alterations are affixed (or proposed to be affixed), Tenant shall do so and shall pay the cost of removal and any repair required by such removal. Any Alterations not affixed to the Premises and all of Tenant's personal property, trade fixtures, equipment, furniture, and movable partitions shall remain Tenant's property, removable at any time. The moveable supplemental air conditioning units expected to be purchased as part of the initial tenant improvements may be removed by Tenant at the end of the Term if the aggregate Improvement Cost for all Phases exceeded the total Tenant Allowance by an amount which is at least equal to Landlord's costs of purchasing such units, and Tenant paid such excess as required under
Section 4.2 hereof. If Tenant fails to remove any such materials at the end of the Term, they shall be deemed to have been abandoned and Landlord may remove and store them at Tenant's expense, without liability to Tenant, and may sell them at public or private sale and apply the proceeds to any amounts due hereunder, including costs of removal, storage and sale.

                       ARTICLE 5 LANDLORD'S OBLIGATIONS AND RIGHTS

5.1      Services Furnished by Landlord.

         (a) Landlord shall furnish services, utilities, facilities and supplies equal in quality to those customarily provided by landlords in first-class quality office buildings in the central Route 128 area. Such services, facilities and supplies shall include the services described in this Section 5.1 and Section 5.2 and the following: (i) cleaning services for Building Common Areas and the Premises, (ii) rubbish removal, (iii) window cleaning, (iv) rest room supplies, (v) sewer and water service to the Building's rest rooms, (vi) landscape maintenance, (vii) snow removal for walks, driveways and parking areas, (viii) maintenance of plantings in interior Common Areas and, (ix) such other services, utilities, facilities and supplies as are being provided by other first-class office buildings in the central Route 128 area of comparable size to the Building. In the event that Landlord is prevented or delayed from providing any service, Landlord shall not be liable to Tenant therefor, nor except as expressly otherwise provided in Section 8.1 shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises. Landlord also reserves the right to institute such policies, programs and measures as may be necessary, required or expedient for the conservation or preservation of energy services or as may be required to comply with applicable laws, codes, rules, regulations or standards.

         (b) Subject to the provisions of Sections 5.1(a) and 6.10 Landlord shall furnish space heating and cooling as normal seasonal changes may require to provide reasonably comfortable space temperature and ventilation for occupants of the Premises under normal business operation, daily from 8:00 a.m. to 6:00 p.m. (Saturdays from 9:00 a.m. to 1:00 p.m.), Sundays and holidays excepted. If Tenant shall require air-conditioning or ventilation outside the hours and days above specified, Landlord shall furnish such service at Tenant's expense (such expense will be calculated using a method reasonably determined by Landlord to reflect actual electric, maintenance and other expenses and management costs incurred by Landlord in providing such service). In the event Tenant introduces onto the Premises equipment which overloads the systems, and/or in any other way causes the systems not adequately to perform their proper functions, supplementary systems may at Landlord's option be provided by Landlord at Tenant's expense.

         (c) Subject to the provisions of Sections 5.1(a) and 6.10 Landlord shall provide electric power for normal lighting and office machine use. Tenant's use of electrical energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors or equipment in or otherwise serving the Premises. In order to ensure that such capacity is not exceeded and to avert possible adverse effect upon the Building electric service, Tenant shall not, without prior consent of Landlord in each instance, connect to the Building electric distribution system any fixtures, appliances or equipment which operate on a voltage in excess of 120 volts nominal or make any alteration or addition to the electric system of the Premises. Landlord, at its option and at Tenant's expense, may require separate metering and billing to Tenant for the electric power required for any special equipment (such as computers and reproduction equipment) that require either 3-phase electric power or any voltage other than 120.

         (d) Landlord will construct and maintain during the term hereof a cafe, as approximately shown and described on Exhibit F, for employees and visitors of tenants in the Building and others who may be permitted to use the cafe by Landlord. The cafe will (except in unusual or unforeseen circumstances) be open on all business days and will serve hot and cold luncheon meals.

         (e) Landlord shall furnish, at Tenant's expense, reasonable additional Building operation services which are usual and customary in similar office buildings in the central Route 128 area upon reasonable advance request of Tenant at reasonable and equitable rates from time to time established by Landlord; such charges, if any, shall be considered to be additional rent.

5.2      Repairs and Maintenance.

         Landlord shall repair and maintain the Common Areas and the roof, exterior walls and structural portions of the Building and the basic plumbing, electrical, mechanical and heating, ventilating and air-conditioning systems therein, unless such repair or maintenance is attributable to any action of Tenant or any matter for which Tenant is responsible under the provisions of
Section 6.5 hereof.

5.3      Quiet Enjoyment.

         Upon Tenant's paying the rent and performing its other obligations, Landlord shall permit Tenant to peacefully and quietly hold and enjoy the Premises, subject to the provisions hereof.

5.4      Insurance.

         Landlord shall insure the Property, including the Building, against damage by fire and standard extended coverage perils, in the full replacement cost thereof, and shall carry commercial general liability insurance. The amount of liability insurance and the deductibles on property and liability policies will be in such amounts as would be carried by a prudent owner of a similar building in the area. Landlord may carry any other forms of insurance as it or its mortgagee may deem advisable. Tenant shall have no right to any proceeds from such policies. Landlord shall not carry any insurance on any of Tenant's property, and shall not be obligated to repair or replace any of it.

Changes by Landlord

         Landlord may at any time make any changes, additions, improvements, repairs or replacements to the Property, including the Common Areas, that it considers desirable and may lay pipes, conduits, wires and the like above the ceiling or in the walls in the Premises, provided the same are not visible from within the Premises. In so doing, Landlord may use or temporarily close any of the Common Areas, or permanently change their configuration. Landlord shall maintain access to the Premises and shall use reasonable efforts to minimize interference with Tenant's normal activities, but no such interference shall constitute constructive eviction or give rise to any abatement of rent or liability of Landlord to Tenant.

5.6      Access to Premises; Utility Suspension.

         Landlord shall have reasonable access to the Premises to inspect Tenant's performance hereunder and to perform any acts required of or permitted to Landlord herein, and may temporarily stop any service or utility system in conjunction therewith. Landlord shall use reasonable efforts to minimize interference with Tenant's normal activities, but no such interference shall constitute constructive eviction or give rise to any abatement of rent or liability of Landlord to Tenant. Landlord shall at all times have a key to the Premises, and Tenant shall not install any additional lock without Landlord's consent. Any entry into the Premises by Landlord, under this section or any other section of this Lease permitting such entry, shall be on reasonable advance notice; provided, however, that such restriction shall not apply to any situation that Landlord in good faith believes to be an emergency.

5.7      Failure to Provide Services and Repairs.

         (a) Landlord shall not be liable for any failure to perform any act or provide any service required hereunder unless Tenant shall have given notice of such failure, and such failure continues for at least thirty days thereafter. If any such failure is caused by factors beyond Landlord's reasonable control, then Landlord shall not be liable to Tenant in any event. No such failure whether or not within Landlord's reasonable control, shall constitute constructive eviction or give rise to any rental abatement or reduction except as provided in subsection 5.7(b) and (c), below. Except as specifically provided in Section 10.7, Tenant hereby waives any right to make repairs or provide maintenance at Landlord's expense under any law or ordinance.

         (b) In the event (i) Landlord fails to perform any act or provide any service required hereunder and such failure occurs for reasons other than events that are beyond Landlord's reasonable control or if Landlord undertakes work described in Section 5.5 hereof which, for reasons other than events that are beyond Landlord's reasonable control, results in interference with Tenant's use and occupancy of the Premises; (ii) such failure or undertaking causes such substantial interference with Tenant's use and occupancy that Tenant cannot use the Premises for the conduct of its business, and (iii) such substantial interference continues after notice from Tenant to Landlord in excess of ten
(10) consecutive days (other than for causes which are beyond Landlord's reasonable control), Base Rent hereof shall be abated for the period from the date of commencement of such substantial interference to the date on which such substantial interference no longer exists; provided, however, that the provisions of this subsection (b) shall not apply to occurrences governed by the provisions of Sections 8.1 or 8.2 hereof.

         (c) In the event that for reasons beyond Landlord's reasonable control, Landlord (i) fails to perform any act or provide any service required hereunder, or any undertaking described in Section 5.5 hereof results in interference with Tenant's use and occupancy of the Premises; (i) such failure or undertaking causes such substantial interference with Tenant's use and occupancy that Tenant cannot use the Premises for the conduct of its business, and (ii) such substantial interference continues after notice from Tenant to Landlord in excess of thirty (30) consecutive days, Base Rent shall be abated beginning on the thirty-first (31st) consecutive day of such substantial interference and continuing until the date on which such substantial interference no longer exists; provided, however, that the provisions of this subsection (c) shall not apply to occurrences governed by the provisions of Sections 8.1 or 8.2 hereof.

         (d) In the event that (i) Landlord fails to perform any act or provide any service required hereunder or undertakes any work described in Section 5.5 hereof, (ii) such failure or undertaking causes such substantial interference with Tenant's use and occupancy that Tenant cannot use the Premises for the conduct of its business and (iii) such substantial interference continues for one hundred eighty (180) consecutive days, Tenant may, by written notice to Landlord while such substantial interference continues, elect to terminate this Lease. In such case this Lease will terminate on the date which is fifteen (15) days after such notice unless such substantial interference is discontinued prior to such date.

5.8      Inclusion of Costs in Operating Expenses.

         Nothing in this Article shall be construed to modify the definition of Operating Expenses, or otherwise amend the calculation of Operating Expenses.

5.9      Signs.

         Landlord shall provide and install, at Landlord's expense with respect to the first such installation and at Tenant's expense with respect to any subsequent installation, letters or numerals on the door to the Premises to identify Tenant's name and Building address; all such letters and numerals shall be in the building standard graphics and no others shall be used or permitted on the Premises. Landlord will include Tenant's name in a directory to be maintained in the main and second floor lobbies of the Building.

         In addition, Landlord shall install, at Tenant's sole cost and expense, up to two (2) exterior wall signs on the Building, in accordance with the plans and specifications to be delivered by Tenant to Landlord (the "Tenant's Wall Signs"), provided that Tenant's Wall Signs and Tenant's monument sign (described below) shall collectively comprise not more than sixty percent (60%) of the allowable signage area for the Building. Landlord shall install the Tenant's Wall Signs in accordance with all applicable laws, by-laws, ordinances and codes; provided, however, that Tenant shall be responsible for obtaining all permits and other governmental approvals required in connection with Landlord's installation of the Tenant's Wall Signs. Landlord and Tenant agree that the Tenant shall have exclusive signage rights in the area identified as the "Route 128 Exposure Area" on Exhibit E. Tenant's Wall Signs shall be in the most prominent location of the exterior wall signs located on the Property. Tenant shall also have the right, at its cost and expense, to a prominent, non-exclusive presence (in proportion to the amount of space in the Building occupied by each tenant) on the monument sign to be constructed by Landlord on the Second Avenue side of the Building.

                              ARTICLE 6 TENANT'S COVENANTS

         Tenant covenants until the end of the Term and for such further time as Tenant occupies any part of the Premises:

6.1      Payments.

         Tenant shall pay when due all Base Rent and all additional rent and other charges of any kind hereunder.

6.2      Repair and Yield Up.

         Tenant shall keep the Premises in good order and condition, and shall promptly repair any damage to the Premises or the rest of the Property caused by Tenant or its agents, servants, employees, or invitees, licensees or independent contractors. Landlord may require such repair to be done by a contractor designated by Landlord at Tenant's cost, provided that costs to be charged to Tenant are reasonable and competitive. At the end of the Term, Tenant shall peaceably yield up the Premises in good order, repair and condition, except for reasonable wear and tear and any casualty damage for which Landlord has received insurance proceeds. Tenant shall remove its own property and (if required by Landlord) any Alterations, repairing any damage caused by such removal and restoring the Premises and leaving them clean and neat. Nothing herein shall require Tenant to remove the Leasehold Improvements.

6.3      Use.

         (a) Tenant shall use the Premises only for the Permitted Uses, and shall not use or permit the Premises to be used for any other purpose. Landlord warrants that under the terms of its special permit issued by the Town of Waltham, the Building may be used for the Permitted Uses. Tenant shall not use or occupy the Premises in violation of: (i) any recorded covenants, conditions and restrictions affecting the Property of which Tenant has been given notice by Landlord, (ii) any law or ordinance or any Certificate of Occupancy issued for the Building or the Premises, or (iii) any Rules and Regulations issued by Landlord for the Building of which Tenant has been given a copy. Tenant shall comply with any directive of any governmental authority with respect to Tenant's use or occupancy of the Premises. Tenant shall not do or permit anything in or about the Premises which will in any way damage the Premises, cause any noise to emanate from the Premises, obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them, or use the Premises or allow them to be used for any unlawful purpose. Tenant shall not cause, maintain or permit any nuisance in, on or about the Premises, or commit or allow any waste in or upon the Premises. Tenant shall not use utility services in excess of amounts reasonably determined by Landlord to be within the normal range of demand for the Permitted Uses.

         (b) Tenant shall not obstruct any of the Common Areas or any portion of the Property outside the Premises, and shall not place or permit any signs, curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the Premises.

         (c) Tenant shall keep the Premises equipped with all safety appliances required by law because of any use made by Tenant other than ordinary office use, and shall procure all licenses and permits required because of such use. This provision shall not broaden the Permitted Uses.

         (d) Tenant shall not place a load upon the floor of the Premises exceeding the load per square foot such floor was designed to carry, as determined by Landlord or its structural engineer. Partitions shall be considered as part of the load. Landlord may prescribe the weight and position of all safes, files and heavy equipment that Tenant desires to place in the Premises, so as properly to distribute their weight. Tenant's business machines and mechanical equipment shall be installed and maintained so as not to transmit noise or vibration to the Building structure or to any other space in the Building. Tenant shall be responsible for the cost of all structural engineering required to determine structural load and all acoustical engineering required to address any noise or vibration caused by Tenant.

         (e) Tenant shall not keep or use any article in the Premises, or permit any activity therein, which is prohibited by any insurance policy covering the Building and Leasehold Improvements, or would result in an increase in the premiums thereunder. In determining whether increased premiums are a result of Tenant's activity, a schedule issued by the organization computing the insurance rate on the Building or the Leasehold Improvements, showing the various components of the rate, shall be conclusive evidence. Tenant shall promptly comply with all reasonable requirements of the insurance authority or of any insurer relating to the Premises. If the use or occupation of the Premises by Tenant or by anyone Tenant allows on the Premises causes or threatens cancellation or reduction of any insurance carried by Landlord, Tenant shall remedy the condition immediately upon notice thereof. Upon Tenant's failure to do so, Landlord may, in addition to any other remedy it has under this Lease, enter the Premises and remedy the condition, at Tenant's cost, which Tenant shall promptly pay as additional rent. Landlord shall not be liable for any damage or injury caused as a result of such an entry, and shall not waive its rights to declare a default because of Tenant's failure. 6.4 Assignment; Sublease.

         (a) Tenant shall not assign, mortgage, pledge or otherwise transfer this Lease or make any sublease of the Premises, or permit occupancy of any part thereof by anyone other than Tenant (any such act being referred to herein as a "Transfer" and the other party with whom Tenant undertakes such act being referred to herein as a "Transferee") without the prior written consent of Landlord. Without limitation of the foregoing, Landlord may refuse consent to any Transfer to any governmental authority or agency or to any Transfer which would cause Landlord to be in violation of any mortgage on the Property or any other agreement or instrument. In all other cases, Landlord agrees that it shall not unreasonably withhold its consent to any proposed Transfer of the Premises by Tenant, pending Landlord's satisfactory review of the information to be supplied by Tenant regarding the proposed Transferee's creditworthiness and intended use of the Premises, and the compatibility of such use with the other tenants and the character of the Building. Any request by Tenant for such consent shall be in writing and shall include the name of the proposed Transferee, the nature of its business and proposed use of the Premises, complete information as to its financial condition, and the terms and conditions of the proposed Transfer. Tenant shall supply such additional information about the proposed Transfer and Transferee as the Landlord reasonably requests. Tenant shall reimburse Landlord for its legal and other expenses in connection with any request for consent. If Tenant is a corporation, partnership, or other business organization, the transfer of ownership interests, whether in one transaction or a series, forming a majority of the equity interests in Tenant, shall constitute a Transfer, unless Tenant is a corporation whose stock is traded on an exchange or over the counter. Notwithstanding the foregoing, Landlord's consent will not be required for the following "Permitted Transfers": (i) an assignment or transfer of this Lease to an entity controlling or controlled by or under common control with Tenant, provided that Tenant gives prompt notice of such assignment to Landlord and in such case Tenant will remain fully liable on a joint and several basis with the Transferee for all of Tenant's obligations hereunder, or
(ii) in the event Tenant is acquired by or merged into another entity, provided that Tenant gives prompt notice thereof to Landlord and provides evidence to Landlord that the net worth of the entity succeeding to Tenant's interest in this Lease (measured after such acquisition or merger) is greater than the net worth of Tenant at all times during the one-year period prior to the acquisition or merger.

         (b) Any Transfer shall specifically make applicable to the Transferee all of the provisions of this Section so that Landlord shall have against the Transferee all rights with respect to any further Transfer which are set forth herein; no Transfer shall affect the continuing primary liability of Tenant (which shall be joint and several with Transferee); no consent to any of the foregoing in a specific instance shall operate as a waiver in a subsequent instance; and no Transfer shall be binding upon Landlord or its successors, unless Tenant shall deliver to Landlord a recordable instrument containing a covenant of assumption by the Transferee running to Landlord and all persons claiming by, through or under Landlord. The Transferee's failure to execute such instrument shall not, however, release or discharge Transferee from its liability as a Transferee hereunder. Tenant shall not enter into any Transfer that provides for rental or other payment based on the net income or profits derived from the Premises. With respect to any Transfer, Landlord shall be entitled to receive fifty percent (50%) of all amounts received by Tenant in excess of the Base Rent and additional rent reserved in this Lease applicable to the space being Transferred, after deduction of all Tenant's reasonable subleasing expenses, including without limitation, reasonable attorneys' fees, brokerage commissions, tenant improvement expenses and free rent.

         (c)      Landlord Option.

                  (1) Right to Cancel. Notwithstanding any contrary provision of this Section 6.4 in connection with any proposed Transfer, Landlord shall have an option to cancel and terminate this Lease if the request is to assign the Lease or to sublet all of the Premises; or, if the request is to sublet a portion of the Premises only, to cancel and terminate this Lease with respect to such portion. The foregoing shall not apply to Permitted Transfers. Landlord may exercise said option in writing within thirty (30) days after Landlord's receipt from Tenant of a notice from Tenant that it intends to market the space to other potential tenants (or, in the absence of such notice, within thirty
         (30) days after Landlord's receipt from Tenant of a request to assign or sublet), and in each case such cancellation or termination shall occur as of the date set forth in Landlord's notice of exercise of such option, which shall not be less than sixty (60) days nor more than ninety (90) days following the giving of such notice.

                  (2) Cancellation. If Landlord exercises Landlord's option to cancel this Lease or any portion thereof, Tenant shall surrender possession of the Premises, or the portion thereof which is the subject of the option, as the case may be, on the date set forth in such notice in accordance with the provisions of this Lease relating to surrender of the Premises at the expiration of the Term. If this Lease is cancelled as to a portion of the Premises only, Base Rent after the date of cancellation shall be abated on a pro rata basis.

         (d) Any agreement by which Tenant agrees to enter into or execute any Transfer at the direction of any other party, or assigns its rights in the income arising from any Transfer to any other party, shall itself constitute a Transfer hereunder.

         (e) Any Transfer or attempted Transfer not in compliance with all of the terms and conditions set forth above shall be void, and shall be a default under this Lease.

         (f) Notwithstanding any contrary provision of this Lease, Tenant shall have no right to assign this Lease or sublet all or any portion of the Premises and any such assignment or sublease shall be void unless on both (i) the date on which Tenant notifies Landlord of its intention to enter into any assignment or sublease and (ii) the date on which such assignment or sublease is to take effect, Tenant is not in default of any of its obligations under this Lease; provided, however, that Landlord shall retain the right to waive the provisions of this Section 6.4(f).

         (g) The acceptance by the Landlord of the payment of Rent, additional rent or other charges following an assignment, subletting or other Transfer prohibited by this Section 6.4 shall not be deemed to be a consent by the Landlord to any such assignment, subletting or other Transfer, nor shall the same constitute a waiver of any right or remedy of the Landlord.

6.5      Waiver and Indemnity.

         Tenant shall indemnify Landlord and hold it harmless from and against any cost, claim, action, liability or damage of any kind arising from (i) Tenant's use and occupancy of the Premises or any activity done or permitted by Tenant in, on, or about the Premises, (ii) any breach or default by Tenant of its obligations under this Lease, or (iii) any negligent, tortious, or illegal act or omission of Tenant, its agents, employees, invitees or contractors. The foregoing shall not apply to loss or damage which is caused by other tenants in the Building or by Landlord's negligence or willful misconduct. Tenant shall, at its expense and with counsel satisfactory to Landlord, defend Landlord in any action or proceeding arising from any such claim, and shall indemnify Landlord against all costs and fees of any kind incurred therein. As a material consideration to Landlord for executing this Lease, Tenant assumes all risk of loss, damage or injury to any person or property in, on, or about the Premises from any cause including, without limitation, theft. Specifically, and without limitation of the foregoing, Landlord shall not be liable for injury or damage which may be sustained by the person or property of Tenant, its employees, invitees, or any other person in or about the Premises, caused by or resulting from fire, steam, electricity, gas, water or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction, or other defects of pipes, sprinklers, wires, appliances, plumbing, air-conditioning or lighting fixtures, whether such damage or injury results from conditions arising upon the Premises, any other portion of the Property, or other sources. Landlord shall not be liable to Tenant or any other person or entity for any damages arising from any act or omission of any other tenant of the Building.

         Landlord shall indemnify Tenant and hold it harmless from and against any cost, claim, action, liability or damage of any kind arising from Landlord's negligence or willful misconduct.

6.6      Tenant's Insurance.

         (a) Tenant shall maintain the following insurance  throughout the Term:
(i) "All Risk" or Special Form property insurance including, but not limited to, fire, extended coverage, vandalism and malicious mischief coverage upon all property owned by Tenant and located in the Building, in the full replacement cost thereof; (ii) Commercial General Liability Insurance to include personal injury, bodily injury, property damage liability (with a broadening endorsement), premises/operations, blanket contractual liability, in limits not less than Five Million Dollars ($5,000,000.00) per occurrence, inclusive, with a deductible not to exceed One Hundred Thousand Dollars ($100,000.00); (iii) Workers Compensation insurance with limits at least as required by applicable law; (iv) Employers Liability insurance with limits of at least $1,000,000 each accident, $1,000,000 each employee, and $1,000,000 policy limit for disease; and
(v) Business Interruption Insurance as presently carried by Tenant. The Landlord shall have the right from time to time to require additional insurance or coverages or increase such minimum limits as Landlord may reasonably require, upon notice to the Tenant.

         (b) All policies shall be taken out with insurers acceptable to Landlord, in form satisfactory to Landlord, and shall (i) include Landlord and any mortgagee of Landlord as additional insureds, as their interests may appear,
(ii) contain a waiver of any right of subrogation against Landlord, its agents, employees, and representatives which might arise for any reason, (iii) contain a cross-liability endorsement, and (iv) contain a provision that any coverage afforded thereby shall be primary and noncontributing with respect to any insurance carried by Landlord, and any insurance carried by Landlord shall be excess and noncontributing. Tenant shall provide certificates of insurance in form satisfactory to Landlord before the Commencement Date, and shall provide certificates evidencing renewal at least ten (10) days before the expiration of any such policy. All policies shall contain an endorsement requiring at least thirty (30) days' prior written notice to Landlord and any mortgagee of Landlord prior to any material change, reduction, cancellation or other termination.

         (c) Upon termination of this Lease pursuant to any casualty, Tenant shall retain any proceeds attributable to Tenant's personal property and Alterations not affixed to the Premises, but Tenant shall immediately pay to Landlord any insurance proceeds received by Tenant relating to the Leasehold Improvements and any Alterations affixed to the Premises unless Landlord has required their removal.

6.7      Right of Entry.

         Tenant shall permit Landlord and its agents to examine the Premises at reasonable times and make any repairs or replacements Landlord deems necessary; to remove, at Tenant's expense, any Alterations, signs, curtains, blinds or the like not consented to by Landlord; and to show the Premises to prospective tenants during the last twelve (12) months of the Term and to prospective purchasers and mortgagees at all times.

6.8      Payment of Taxes

         Tenant shall pay before delinquency all taxes levied against Tenant's personal property or trade fixtures in the Premises and any Alterations installed by Tenant. If any such taxes are levied against Landlord or its property, or if the assessed value of the Premises is increased by the inclusion of a value placed on Tenant's property, Landlord may pay such taxes, and Tenant shall upon demand repay to Landlord the portion of such taxes resulting from such increase. Tenant may bring suit against the taxing authority to recover the amount of any such taxes, and Landlord shall cooperate therein. The records of the City Assessor shall determine the assessed valuation, if available and sufficiently detailed. If not so available or detailed, the actual cost of construction shall be used.

6.9      Environmental Compliance.

         Tenant shall not cause or allow any hazardous wastes, toxic substances or toxic or hazardous materials (collectively, "Hazardous Materials") to be used, generated, stored or disposed of on, under or about, or transported to or from, the Premises (collectively, "Hazardous Materials Activities") without first receiving Landlord's written consent, which may be withheld for any reason and revoked at any time. If Landlord consents to any such Hazardous Materials Activities, Tenant shall conduct them in strict compliance (at Tenant's expense) with all applicable Regulations, as hereinafter defined, and using all necessary and appropriate precautions. Landlord shall not be liable to Tenant for any Hazardous Materials Activities by Tenant, Tenant's employees, agents, contractors, licensees or invitees, whether or not consented to by Landlord. Tenant shall indemnify, defend with counsel acceptable to Landlord and hold Landlord harmless from and against any claims, damages, costs and liabilities arising out of Tenant's Hazardous Materials Activities. For purposes hereof, Hazardous Materials shall include but not be limited to substances defined as "hazardous substances", "toxic substances", or "hazardous wastes" in the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the federal Hazardous Materials Transportation Act, as amended, and the federal Resource Conservation and Recovery Act, as amended ("RCRA"), or any other similar state, local or federal law; those substances defined as "hazardous wastes" in the Massachusetts Hazardous Waste Facility Siting Act, as amended (Massachusetts General Laws Chapter 21D); those substances defined as "hazardous materials" or "oil" in Massachusetts General Laws Chapter 21E, as amended; and as such substances are defined in any regulations adopted and publications promulgated pursuant to said laws (collectively, "Regulations"). Prior to using, storing or maintaining any Hazardous Materials on or about the Premises, Tenant shall provide Landlord with a list of the types and quantities thereof, and shall update such list as necessary for continued accuracy. Tenant shall also provide Landlord with a copy of any Hazardous Materials inventory statement required by any applicable Regulations, and any update filed in accordance with any applicable Regulations. If Tenant's activities violate or create a risk of violation of any Regulations, Tenant shall cease such activities immediately upon notice from Landlord. Tenant shall immediately notify Landlord both by telephone and in writing of any spill or unauthorized discharge of Hazardous Materials or of any condition constituting an "imminent hazard" under RCRA. Landlord, Landlord's representatives and employees may enter the Premises at any time during the Term to inspect Tenant's compliance herewith.

         Landlord shall indemnify and hold Tenant harmless from and against any claims, damages, costs and liabilities arising out of the presence of any concentrations of Hazardous Materials on the Property as of the date of this Lease, which are identified in the Haley & Aldrich report for the Property, dated January, 1997, or the report entitled "Asbestos-Containing Building Materials Survey and Inspection at 266 Second Avenue, Waltham, MA", prepared by ATC Environmental, Inc., dated January, 1997.

6.10     Utilities

         Tenant shall pay all charges for all separately metered and separately billed gas, telephone and other utility services used, rendered or supplied upon or in connection with the Premises and shall indemnify Landlord against any liability or damage on such account.

         Landlord shall install, at its sole cost and expense, a permanent electric "check meter" measuring the consumption of electricity in the Premises, which shall be read monthly by Landlord. Tenant shall pay to Landlord, as additional rent, the costs of the electricity consumed in the Premises, as reflected by the check meter, within thirty (30) days of billing therefor. In the event that all or a portion of Tenant's electrical service becomes separately metered and billed directly by the utility company to Tenant, Tenant shall pay, as additional rent, all amounts so billed to the utility company when due. Landlord agrees to use reasonable efforts, as of the date of deregulation (anticipated to be January 1, 1998) to negotiate the price of electricity and select the most cost effective electric utility service provider for the Property.

                                    ARTICLE 7 DEFAULT

7.1      Events of Default.

         (a) The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant:

               (i) The failure by Tenant to make any payment of Base Rent or additional rent or any other payment required hereunder, as and when due, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant.

                           (ii) The  failure by Tenant to observe or perform any
                  of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in clause (i) above, where such failure shall continue for a period of more than ten (10) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty-day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than sixty (60) days from the date of such notice from Landlord.

                           (iii) The failure by Tenant or any  guarantor  of any
                  of Tenant's obligations under this Lease to pay its debts as they become due, or Tenant or any such guarantor becoming insolvent, filing or having filed against it a petition under any chapter of the United States Bankruptcy Code, 11 U.S.C.
                  Section 101 et seq. (or any similar petition under any insolvency law of any jurisdiction), proposing any dissolution, liquidation, composition, financial reorganization or recapitalization with creditors, making an assignment or trust mortgage for the benefit of creditors, or if a receiver, trustee, custodian or similar agent is appointed or takes possession with respect to any property or business of Tenant or such guarantor.

                           (iv) The  attachment,  execution  or  other  judicial
                  seizure of all or substantially all of Tenant's assets, or this leasehold, or any other voluntary or involuntary encumbrance of Tenant's leasehold interest hereunder.

         (b) In the event of any such default by Tenant, whether or not the Term shall have begun, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option, or the option at any time while such default exists and without further notice, to terminate this Lease and all rights of Tenant hereunder; and Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

7.2      Damages.

         In the event that this Lease is terminated under any of the provisions contained in Section 7.1 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants to pay forthwith to Landlord, as compensation, the excess of the total rent reserved for the residue of the Term over the rental value of the Premises for said residue of the Term. In calculating the rent reserved there shall be included, in addition to the Base Rent and all additional rent, the value of all other considerations agreed to be paid or performed by Tenant for said residue (excluding from such considerations the Tenant's obligation to insure the Premises subsequent to the later of the termination of the Lease or the date on which Tenant vacates the Premises). Tenant further covenants as an additional and cumulative obligation after any such termination to pay punctually to Landlord all the sums and perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant under the immediately preceding covenant Tenant shall be credited with any amount paid to Landlord as compensation as in this Section 7.2 provided and also with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all Landlord's reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions and free rent as Landlord in its sole judgment considers advisable or necessary to relet the same (provided that concessions and free rent will be amortized over the term of the reletting for purposes of calculating the credit for reletting proceeds), and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid.

         In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this
Section 7.2, Landlord may by written notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in Section 7.1 or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of the Base Rent and additional rent accrued under Sections 3.1 and 3.2 in the 12 months ended next prior to such termination plus the amount of Base Rent and additional rent of any kind accrued and unpaid at the time of termination and less the amount of any recovery by Landlord under the foregoing provision of this Section 7.2 up to the time of payment of such liquidated damages.

         Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be provided, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

                              ARTICLE 8 CASUALTY AND TAKING

8.1      Damage by Fire and Other Casualty.

         If the Premises or the Building are damaged by fire or other casualty, Landlord shall repair the damage, provided (a) such repairs can be made within one hundred eighty days from the date of such damage ("Repair Period") under all applicable laws and regulations using reasonable diligence, but without payment of overtime or other premiums, and (b) insurance proceeds are made available to Landlord in a timely manner for such repairs. In such event, this Lease shall remain in full force and effect, but rent shall be proportionately abated while the repairs are made, based on the extent of interference with Tenant's use of the Premises (unless the damage was caused by the act or omission of Tenant or its agents, employees, invitees or contractors).

         If such repairs cannot be made within the Repair Period under the conditions set forth above, Landlord shall so notify Tenant within thirty days of the date of such damage. Thereupon, either party may terminate this Lease by written notice given within twenty (20) days, such termination to be effective thirty (30) days after the notice of termination. If neither party terminates, Landlord shall repair the damage, and the Lease shall remain in force and effect, subject to the rent abatement provisions set forth above.

         If Landlord fails to commence such repairs within the Repair Period or thereafter fails to diligently pursue such repairs to completion, subject to delays of not more than sixty (60) days in the aggregate due to Force Majeure, Tenant may terminate this Lease by written notice, and such termination will be effective thirty (30) days after such notice unless Landlord substantially completes such repairs prior to the end of such thirty (30) day period.

         Landlord shall be not be required to repair any damage to the property of Tenant or any Alterations. Nothing herein shall require Landlord to repair any casualty occurring during the last six months of the Term.

8.2      Eminent Domain.

         If any part of the Premises is taken or appropriated under the power of eminent domain or conveyed in lieu thereof (hereinafter, "Taken"), which materially affects Tenant's occupancy of the Premises, either party shall have the right to terminate this Lease at its option. If any part of the Property shall be Taken so as to materially affect the normal operation of the Building, Landlord may terminate this Lease at its option. In either of such events, Landlord shall receive subject to the rights of Landlord's first mortgagee (and Tenant shall assign to Landlord upon demand from Landlord), any income, rent, award or any interest thereon which may be paid in connection therewith. Tenant shall have no claim against Landlord for any part of the sums paid by virtue of such proceedings, whether or not attributable to the value of the unexpired Term. If a part of the Premises is Taken and neither party elects to terminate this Lease, but the Premises have been damaged as a consequence thereof, Landlord shall restore the remaining Premises at its cost. Landlord shall not be required to repair or restore any damage to Tenant's property or any Alterations. Thereafter, the rent for the remainder of the Term shall be proportionately reduced, based on the degree of interference with Tenant's use of the Premises. If the temporary use or occupancy of any part of the Premises is Taken, this Lease shall be unaffected by such taking and Tenant shall continue to pay all rent payable hereunder; Tenant shall be entitled to receive that portion of any award which represents compensation for the use of or occupancy of the Premises, and Landlord shall be entitled to receive that portion which represents the cost of restoration of the Premises.

                   ARTICLE 9 RIGHTS OF PARTIES HOLDING PRIOR INTERESTS

9.1      Subordination.

         This Lease shall be subject and subordinate to any mortgage now or hereafter placed on the Lot or Building, or both, or any portion or portions thereof, and to each advance made or hereafter to be made under any mortgage, and to all renewals, modifications, increases, consolidations, replacements and extensions thereof and all substitutions therefor. This Section 9.1 shall be self-operative and no further instrument of subordination shall be required. In conformation of such subordination, Tenant shall execute and deliver promptly any certificate that Landlord or any mortgagee may request. In the event that any mortgagee or its respective successor in title shall succeed to the interest of Landlord, then, at the option of such mortgagee or successor, this Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or successor and to recognize such mortgagee or successor as its Landlord. Any mortgagee shall have the election to subordinate its mortgage to this Lease, exercisable by sending a notice of such election to Tenant, which notice may be recorded at the option of the mortgagee. Notwithstanding the foregoing, Landlord shall obtain non-disturbance and attornment agreements for Tenant from any current or future mortgagees.

9.2      Modification, Termination, and Cancellation.

         No assignment of the Lease and no agreement to make or accept any surrender, termination or cancellation of this Lease and no agreement to modify so as to reduce the rent, change the Term, or otherwise materially change the rights of Landlord under this Lease, to relieve Tenant of any obligations or liability under this Lease, shall be valid unless consented to by Landlord's mortgagees of record, if any. No fixed rent, additional rent, or any other charge shall be paid more than ten (10) days prior to the due date thereof and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee) be a nullity as against any mortgagee and Tenant shall be liable for the amount of such payments to such mortgagee.

9.3      Rights of Mortgagee.

         No act or failure to act on the part of Landlord which would entitle Tenant, under the terms of this Lease or as a matter of law, to be released from Tenant's obligations hereunder or to terminate this Lease shall result in a release of such obligations or termination of this Lease unless Tenant first gives written notice of and a specific description of Landlord's act or failure to act to Landlord's mortgagees of record, if any, and such mortgagee fails to cure such default within thirty (30) days after receipt of such notice. However, if such cure reasonably requires more than thirty days to effect, such mortgagee shall have such additional time as is reasonably necessary in the circumstances, including time to take possession of the Property. This Section shall not impose any obligation on any such mortgagee.

                                ARTICLE 10 MISCELLANEOUS

10.1     Financial Statements; Authority.

         (a) Tenant represents and warrants that any financial statements provided by it to Landlord were true, correct and complete when provided, and that no material adverse change has occurred since that date that would render them inaccurate or misleading. During the term, Tenant agrees to provide to Landlord updated financial statements, in form reasonably acceptable to Landlord, upon request (but not more frequently than once per quarter.) Tenant agrees that in the event Tenant's corporate structure is altered through merger, acquisition or the like, such that Tenant becomes a parent, division or subsidiary of another corporate entity, any and all financial statements delivered by Tenant pursuant to this Section will contain financial information pertaining only to Tenant's operations and not to any such parent, division or subsidiary.

         (b) Tenant represents and warrants that those persons executing this Lease on Tenant's behalf are duly authorized to execute and deliver this Lease on its behalf, and that this Lease is binding upon Tenant in accordance with its terms. If the Tenant is a corporation, each of the persons executing this instrument on behalf of the Tenant, hereby covenant and warrant that the Tenant is a duly existing and valid corporation and that the Tenant is qualified to do business in Massachusetts. Further, if the Tenant is a corporation, the Tenant shall deliver to the Landlord, at the time of execution of this Lease, a Clerk's or Secretary's Certificate in the form attached hereto as Exhibit D (or other suitable form satisfactory to counsel for the Landlord), as to the due authorization of the execution of this Lease and incumbency of the signing officer.

10.2     Notices.

         Any notice required or permitted hereunder shall be in writing. Communications shall be addressed to Landlord at Landlord's Address, with a copy to Cabot, Cabot & Forbes, 99 Summer Street, Boston, MA 02110, Attn: General Counsel; and to Tenant at Tenant's Address. Any communication so addressed shall be deemed duly given (i) when delivered by hand, (ii) when sent by facsimile transmission, with a confirmation copy by regular mail, (iii) or when sent by Federal Express (or other guaranteed one day delivery service) or (iv) three days after being sent by registered or certified mail, return receipt requested. Either party may change its address by giving notice to the other.

10.3     No Waiver or Oral Modification.

         No provision of this Lease shall be deemed waived by Landlord or Tenant except by a signed written waiver. No consent to any act or waiver of any breach or default, express or implied, by Landlord or Tenant, shall be construed as a consent to any other act or waiver of any other breach or default. Landlord's failure to enforce any covenant or condition of this Lease shall not be deemed a waiver thereof, and its failure to enforce any of the Rules and Regulations against Tenant or any other tenant in the Building shall not be deemed a waiver thereof. The receipt by Landlord of any rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. This Lease may not be changed or amended orally, but only by written instrument.

10.4     Acceptance of Partial Payments of Rent; Delivery of Keys.

         No acceptance by Landlord of a lesser sum than the Annual Base Rent and additional rent then due shall constitute a waiver of any claim to the remaining balance nor be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided. The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not operate as a termination of this Lease or surrender of the Premises.

10.5     Cumulative Remedies.

         Landlord's remedies under this Lease are cumulative and not exclusive of any other remedies to which Landlord may be entitled in case of Tenant's breach or threatened breach of this Lease. Landlord shall be entitled to the remedies of injunction and specific performance with respect to any such breach.

10.6     Partial Invalidity.

         If any provision of this Lease, or the application thereof in any circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each provision hereof shall be valid and enforceable to the fullest extent permitted by law.

10.7     Self-Help.

         If Tenant fails to perform any obligation hereunder, Landlord may enter the Premises and perform it on Tenant's behalf. In so doing, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord, and all incidental costs and expenses, shall be considered additional rent under this Lease and shall be payable to Landlord immediately on demand, together with interest at the rate of the lesser of three percentage points above the then prevailing prime rate or reference rate ("Prime Rate") as set by The Chase Manhattan Bank (USA), N.A. in its main office in New York, New York or the maximum interest rate permitted by law.

         If Landlord fails to perform any obligation hereunder, and such failure continues for more than ten (10) days after written notice to Landlord, Tenant may send a second notice to Landlord specifying the nature of such failure and the action it proposes for Landlord to take to remedy such failure. If Landlord has not commenced action to remedy such failure within ten (10) days after such second notice, or thereafter fails to diligently proceed to complete such action, Tenant may take reasonable action to remedy Landlord's failure and Landlord will reimburse Tenant for the reasonable costs of such action expended by Tenant, promptly upon receipt of appropriate evidence of completion of the work and payment by Tenant. In no event will Tenant be permitted to offset or deduct any amount owing to Tenant under this Section 10.7 against rent or any other obligation of Tenant hereunder.

10.8     Tenant's Estoppel Certificate

         Within twenty (20) days after written request by Landlord, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying (a) that this Lease is unmodified and in full force and effect, or is in full force and effect as modified and stating the modifications; (b) the amount of Base Rent and the date to which Base Rent and additional rent have been paid in advance; (c) the amount of any security deposited with Landlord; and (d) that Landlord is not in default hereunder or, if Landlord is claimed to be in default, stating the nature of any claimed default, and (e) such other matters as may be reasonably requested by Landlord. Any such statement may be relied upon by a purchaser, assignee or lender. If Tenant fails to execute, acknowledge and deliver such statement within such twenty (20) day period, Landlord may send Tenant a second request for such statement, which request will provide that failure to provide the statement will constitute a default under this Lease. Tenant's failure to execute, acknowledge and deliver such statement within ten
(10) days after such second notice shall be a default under this Lease (for which no further grace or cure period shall be applicable, notwithstanding
Section 7.1 hereof) and shall also be conclusive upon Tenant that (1) this Lease is in full force and effect and has not been modified except as represented by Landlord; (2) there are no uncured defaults in Landlord's performance and Tenant has no right of offset, counterclaim or deduction against rent; and (3) not more than one month's Base Rent has been paid in advance.

10.9     Waiver of Subrogation.

         Landlord and Tenant each hereby waive all rights of recovery against the other and against the officers, employees, agents, and representatives of the other, on account of loss by or damage to the waiving party or its property or the property of others under its control, to the extent that such loss or damage is insured against under any insurance policy that either may have in force at the time of the loss or damage or would have been insured against under an insurance policy required to be maintained under the provisions of this Lease. Each party shall notify its insurers that the foregoing waiver is contained in this Lease.

10.10    All Agreements; No Representations.

         This Lease contains all of the agreements of the parties with respect to the subject matter hereof and supersedes all prior dealings between them with respect to such subject matter. Each party acknowledges that the other has made no representations or warranties of any kind except as may be specifically set forth in this Lease.

10.11    Brokerage.

         Tenant represents and warrants that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation except Brokers. Landlord agrees that it shall be responsible for any compensation, commission or other amount due Brokers in connection with this transaction. Tenant shall indemnify Landlord and hold it harmless from any cost, expense, or liability (including costs of suit and reasonable attorneys' fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Lease or its negotiation by reason of any act of Tenant.

10.12    Successors and Assigns

         This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that only the original Landlord named herein shall be liable for obligations accruing before the beginning of the Term, and thereafter the original Landlord named herein and each successive owner of the Premises shall be liable only for obligations accruing during the period of their respective ownership.

10.13    Submission Not an Option

         The submission of this Lease or a summary of some or all of its provisions for examination does not constitute a reservation of or option for the Premises or an offer to lease, and it is not effective as a lease or otherwise until the execution by and delivery to both Landlord and Tenant.

Applicable Law

         This Lease shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, without regard to its choice of law rules.

10.15    Waiver of Jury Trial.

         Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other, on or in respect to any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant's use or occupancy of the Premises, and/or claim of injury or damages.

10.16    Attorneys' Fees.

         If either Landlord or Tenant institutes any action to enforce the provisions of this Lease or to seek a declaration of rights hereunder, the prevailing party shall be entitled to recover its reasonable attorneys' fees and court costs as part of any award.

10.17    Surrender.

         The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies.

10.18    Holdover

         If Tenant holds over in occupancy of the Premises after the expiration of the Term, Tenant shall become a tenant at sufferance only, at a rental rate equal to one and one-half times the Base Rent in effect at the end of the Term, plus the amount of Tenant's Share of Expenses then in effect, and otherwise subject to the terms and conditions herein specified, so far as applicable, and shall be liable for all damages sustained by Landlord on account of such holding over. This Section shall not operate as a waiver of any right of reentry provided in this Lease, and Landlord's acceptance of rent after expiration of the Term or earlier termination of this Lease shall not constitute consent to a holdover or result in a renewal. If Tenant fails to surrender the Premises upon the expiration of the Term or earlier termination despite demand by Landlord to do so, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including, without limitation, any claim made by any succeeding tenant resulting from such failure.

10.19    Late Payment.

         Tenant acknowledges that the late payment by Tenant to Landlord of any sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Therefore, if any Base Rent or other sum hereunder is not paid within thirty (30) days of the due date, Tenant shall pay to Landlord, as additional rent, the sum of three percent (3%) of the overdue amount as a late charge. The overdue amount, if not received within ten days thereafter, shall also bear interest, as additional rent, at the lesser of the Prime Rate plus three percent (3%) or the maximum interest rate permitted by law, calculated from the date the late charge becomes due until the date of payment to Landlord. Landlord's acceptance of any late charge or interest shall not constitute a waiver of Tenant's default with respect to the overdue amount.

10.20    Time of Essence

         Time is of the essence of this Lease. In the event that the time for performance of any obligation hereunder, except the payment of Base Rent, falls on a day other than a business day, the time for performance shall be extended to the next business day. The term "business day" shall mean any day that is not a Saturday, Sunday or a state or federal holiday on which office businesses in Boston, Massachusetts are generally closed.

Force Majeure.

         If Landlord or Tenant is prevented from or delayed in performing any act required of it hereunder, and such prevention or delay is caused by strikes, labor disputes, inability to obtain labor, materials, or equipment, inclement weather, acts of God, governmental restrictions, regulations, or controls, judicial orders, enemy or hostile government actions, civil commotion, fire or other casualty, or other causes beyond such party's reasonable control (collectively, "Force Majeure"), the performance of such act shall be excused for a period equal to the period of prevention or delay. A party's financial inability to perform its obligations shall in no event constitute Force Majeure. Nothing in this section shall excuse or delay Tenant's obligation to pay any rent or other charges due under this Lease.

10.22    Limitation On Liability

         In consideration of the benefits accruing hereunder, Tenant hereby covenants and agrees that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:

         (a) The obligations of Landlord under this Lease do not constitute personal obligations of the trustees, individual partners, directors, officers or shareholders of Landlord, Landlord's beneficiary or any constituent partner of Landlord's beneficiary, and Tenant shall not seek recourse against the trustees, partners, directors, officers or shareholders of Landlord, Landlord's beneficiary or any constituent partner of Landlord's beneficiary or any of their personal assets for satisfaction of any liability with respect to this Lease;

         (b) Tenant's sole and exclusive remedy shall be against the Landlord's interest in the Property;

         (c)       Neither  Landlord's   beneficiary  nor  any  constituent
partner  of Landlord's beneficiary
shall be sued, named as a party in any suit or action, or served with process therein (except if necessary to secure jurisdiction), and neither Landlord's beneficiary nor any constituent partner of Landlord's beneficiary shall be required to respond to any service of process;

         (d) No judgment will be taken against Landlord's beneficiary nor any constituent partner of Landlord's beneficiary, and no writ of execution will be levied against the assets of Landlord's beneficiary or any such partner;

         (e) These covenants and agreements are enforceable both by Landlord and
also  by  Landlord's   beneficiary,   any  constituent   partner  of  Landlord's
beneficiary and shall bind Tenant and its successors and assigns.

10.23    Recording.

         The Tenant agrees not to record this Lease. At the request of either party, Landlord and Tenant agree that at the request of either party, they will execute a Notice of Lease, in recordable form reasonably acceptable to both parties.

10.24    Security Deposit

         Tenant agrees to deliver into escrow with Old Republic Title Insurance Company ("Escrow Agent"), within two (2) business days after the execution and delivery of this Lease by Landlord and Tenant, a certified check (payable to Old Republic Title Insurance Company) or an irrevocable letter of credit (in a form approved by Landlord) in the amount set forth in Section 1.1. Escrow Agent will hold the funds or such letter of credit in escrow, to be delivered to Landlord upon acquisition of the Property by Landlord. If Landlord does not acquire the Property by the applicable Target Date and Landlord or Tenant terminates this Lease in accordance with the provisions of Section 2.2 (b) hereof, the Escrow Agent will return such funds or such letter of credit to Tenant, promptly after the effective date of such termination. Any interest earned on funds held in escrow will be paid to Tenant. The terms of such escrow will be as set out in the supplemental escrow agreement attached hereto as Exhibit H. In addition, if Tenant elects to exercise its rights with respect to the First Floor Expansion Space, Tenant shall deliver to Landlord either (i) a certified check in an amount equal to six (6) months' Base Rent attributable to the First Floor Expansion Space, or (ii) if the initial security deposit delivered hereunder is in the form of a letter of credit, a replacement letter of credit in a form approved by Landlord in the combined amount of the security deposit set forth in
Section 1.1 and six (6) months' Base Rent attributable to the First Floor Expansion Space. Such certified check or replacement letter of credit shall be delivered to Landlord along with Tenant's notice of its election to lease the First Floor Expansion Space. The initial security deposit delivered in connection with the execution of this Lease, and the additional security delivered in connection with the Tenant's exercise of its rights with respect to the First Floor Expansion Space are collectively referred to herein as the "Security Deposit".

         Landlord shall hold the Security Deposit, throughout the Lease Term, as security for the performance by Tenant of all obligations on the part of Tenant to be kept and performed. Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to apply the Security Deposit, or any part thereof, to Landlord's damages arising from any default on the part of Tenant. Upon such application, the amount so applied shall be paid by Tenant to Landlord (or in the case of a letter of credit, the letter of credit shall be restored) upon demand in order that the Security Deposit may at all times be equal to the amount set forth in Section 1.1.

         Provided Tenant is not then in default of any of its obligations hereunder, Landlord shall return the Security Deposit, or so much thereof as shall not have theretofore been applied in accordance with the terms of this
Section 10.24, to Tenant within thirty (30) days following the expiration or earlier termination of the Lease Term and surrender of possession of the Premises by Tenant to Landlord. In the event the Security Deposit delivered by Tenant is in the form of cash paid by a certified check, Landlord shall, unless otherwise required by law and except as provided in the next sentence, have no obligation to pay interest on the Security Deposit and shall have the right to commingle the same with Landlord's other funds. Landlord agrees that if it elects to hold the Security Deposit in a separate account, Landlord will pay to Tenant (not less frequently than annually) any interest earned on the Security Deposit; if Landlord holds the Security Deposit with its general operating funds and earns interest on such funds, it will pay to Tenant (not less frequently than annually) interest on the Security Deposit at the interest rate applicable to such funds. If Landlord conveys Landlord's interest under this Lease, the Security Deposit, or any part thereof not previously applied, may be turned over by Landlord to Landlord's grantee, and, if so turned over, Tenant agrees to look solely to such grantee for proper application of the Security Deposit in accordance with the terms of this Section 10.24, and the return thereof in accordance herewith. Tenant agrees that Tenant will not assign, encumber or pledge, attempt to assign, encumber or pledge the moneys deposited herein as security, and that neither Landlord, nor its successors and assigns, shall be bound by any such assignment, encumbrance or pledge, attempted assignment, attempted pledge, or attempted encumbrance.

         If Tenant elects to deliver an irrevocable letter of credit as its Security Deposit, such letter of credit shall be in a form reasonably acceptable to Landlord and shall be drawn on a bank approved in writing by Landlord and located in eastern Massachusetts. The letter of credit shall be addressed to Landlord, shall permit partial draws, and shall be payable upon simple demand by Landlord accompanied by a sworn statement of an authorized officer or agent of Landlord stating that the drawing represents amounts due to Landlord from Tenant under this Lease following an event of default.

         Such letter of credit will be issued for a term of not less than twelve
(12) months. Tenant shall furnish to Landlord a replacement letter of credit not later than thirty (30) days prior to the expiration of the then-current letter of credit and the final letter of credit shall not expire until thirty (30) days after the end of the Term of the Lease. Failure by Tenant to deliver any replacement letter of credit in the time provided shall be an immediate event of default under this Lease and shall entitle Landlord to immediately draw upon the letter of credit for the full amount of the Security Deposit. In such case, Landlord will hold the net proceeds of any such drawing on the letter of credit as a security deposit under this Section 10.24 (after deducting any amounts then owed to Landlord hereunder and costs incurred by Landlord in connection with such drawing).

         EXECUTED as a sealed instrument in two or more counterparts on the day and year first above written.
                                   "Landlord"
                                                        CC&F Second Avenue Trust


                                                         By:/S/ JOHN A. PIROVANO
                                                              John A.  Pirovano,
                                   as Trustee
                                     and not
individually


                                    "Tenant"
                              Raptor Systems, Inc.

                                          By:/S/ ROBERT FINCKE
                                          Name:       Robert Fincke
                                          Its:         VP, Treasurer

                                        EXHIBIT A
                                        PREMISES
         Attach a copy of the Floor Plan showing the location of the Premises.

                                        EXHIBIT B
                                  PROPERTY DESCRIPTION

                                        EXHIBIT C
                               NOTICE OF COMMENCEMENT DATE


To:  Raptor Systems, Inc.                        Date:  __________
Re: Lease dated ____________, 19__ between [Affiliate of CC&F], Landlord, and Raptor Systems, Inc., Tenant, concerning the Premises (as defined in the subject Lease) located at 266 Second Avenue, Waltham, Massachusetts.
Gentlemen:
         In accordance with the subject Lease, we wish to advise and/or confirm as follows:
         1. That the [Phase I Premises, Phase II Premises, Phase III Premises or First Floor Expansion Space], as such premises are defined in the Lease (the
"Premises") have been accepted herewith by the Tenant as being substantially complete in accordance with the subject Lease, and that there is no deficiency in construction. Without limiting the foregoing, Tenant's execution of this Notice shall constitute a specific acknowledgment and acceptance of the various start-up inconveniences that may be associated with the use of the Common Areas such as certain construction obstacles including scaffolding, delays in the use of freight elevator service, certain elevators not being available to Tenant, the passage of work crews using elevators, uneven air-conditioning service, and other typical conditions incident to recently constructed office buildings. Further, Tenant's execution of this Notice shall constitute an acknowledgment, in light of the practical impossibility of ensuring that every floor slab has been installed with absolutely no deflection, that all wood floor coverings, wood paneling, and similar interior Leasehold Improvements have been and/or will be designed to accommodate the actual floor slab deflection unique to each particular area of the Premises to be so improved.
         2. That the Tenant has possession of the subject Premises and acknowledges that under the provisions of the subject Lease, the Commencement Date with respect to the [Phase I Premises, Phase II Premises, Phase III Premises or First Floor Expansion Space] is _______________________.
         3. That in accordance with the subject Lease, the total actual Rentable Square Feet in the Premises (including all previous space), as measured by Landlord is ________ rentable square feet, Tenant's Parking Spaces are ________, and Tenant's Percentage is ____________.
         4. That in accordance with the subject Lease, Base Rent commenced to accrue on _______________________, in the amount of $_______________.
         5. If the Commencement Date with respect to the [Phase I Premises, Phase II Premises, Phase III Premises or the First Floor Expansion Space] of the subject Lease is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter shall be for the full amount of the monthly installment as provided for in said Lease.
         6. Rent is due and payable in advance on the first day of each and every month during the term of said Lease. Your rent checks should be made payable to CC&F Second Avenue Trust, c/o Cabot, Cabot & Forbes, 99 Summer Street, Boston, MA 02110.


AGREED AND ACCEPTED


"Tenant"
Raptor Systems, Inc.
By:________________________________
         Its __________________________


"Landlord"
CC&F Second Avenue Trust
By:________________________________
   As Trustee but not individually

                                        EXHIBIT D
                                   CLERK'S CERTIFICATE


         I, [name of clerk], Clerk [Secretary] of [name of corporation], hereby certify that the following is a true copy of a resolution of the board of directors of this corporation adopted at a meeting duly called and held on [date], a quorum being present and acting throughout, and that such resolution has not been revoked, amended or modified and is in full force and effect:

         VOTED:  That  the  President  [or  other  officer]  be  and  is  hereby authorized, singly, to execute and deliver on behalf of this corporation a lease between _______________________, as landlord , and this corporation, as tenant, for approximately ____ rentable square feet of office space in the landlord's building located at ______________________, Massachusetts, upon such terms and conditions as the signing officer shall determine to be necessary or appropriate. The signature of the President [or refer to other officer as applicable] thereon shall conclusively evidence its approval by this vote. This is to certify further that as of the date hereof
         ________________________
is the
President [or refer to other officer as applicable] of this corporation.

-----------------------------
                                                               Clerk [Secretary]
Dated: _____________, 19__
[SEAL]

                                        EXHIBIT E
                      [ATTACH PLAN SHOWING ROUTE 128 EXPOSURE AREA]

                                            9
                                        EXHIBIT F
                               DESCRIPTION OF THE PROJECT

                                        EXHIBIT G
                      TENANT'S SPECIAL POWER AND HVAC REQUIREMENTS

                                        EXHIBIT H
                              SUPPLEMENTAL ESCROW AGREEMENT


         We, the undersigned, do hereby jointly and severally agree that the Escrow Agent, Old Republic National Title Insurance Company ("ORNTIC") shall incur no liability whatsoever in connection with its good faith performance under this Escrow Agreement, and do hereby jointly and severally release and waive any claims we may have against ORNTIC, which may result from its performance in good faith of its wire transfer of funds. ORNTIC shall be liable only for loss or damage caused directly by its acts of negligence while performing as Escrow Agent under this Escrow Agreement.
         The Escrow Agent shall be entitled to rely upon authenticity of any signature and the genuineness and validity of any writing received by Escrow Agent relating to this Escrow Agreement. Escrow Agent may rely upon any oral identification of a party notifying Escrow Agent or ally as to matters relating to this Agreement if such oral notification is permitted thereunder. Escrow Agent is not responsible for the nature, content, validity or enforceability of any of the escrow documents except for those documents prepared by ORNTIC.
         In the event of any disagreement between the parties hereto resulting in conflicting instructions to, or adverse claims or demands upon the Escrow Agent with respect to the release of the escrow funds or the escrow documents, the Escrow Agent may refuse to comply with any such instruction, claim or demand so long as such disagreement shall continue and in so refusing the Escrow Agent shall not release the escrow funds or the escrow documents. The Escrow Agent shall not be, or become liable in any way for its failure or refusal to comply with any such conflicting instructions or adverse claims or demands and it shall be entitled to continue to refrain from acting until such conflicting instructions or adverse claims or demands (a) shall have been adjusted by agreement and it shall have been notified in writing thereof by the parties hereto; or (b) shall have been determined in a court of competent final jurisdiction.
         The Escrow Agent may, at its sole  discretion,  resign by giving thirty
(30) days written notice thereof to the parties hereto. The parties shall furnish to the Escrow Agent written instructions for the release of the escrow funds and escrow documents. If the escrow agent shall not have received such written instructions within thirty (30) days, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent and upon such appointment deliver the escrow funds and escrow documents to such successor. Costs and fees incurred by the Escrow Agent may, at the option of the Escrow Agent, be deducted from any funds held pursuant hereto.
         The parties hereto do hereby certify that they are aware that the Federal Deposit Insurance Corporation (FDIC) coverages applies only to a maximum amount of $100,000.00 for each individual depositor and that they are aware that ORNTIC assumes no responsibility for, nor will they hold ORNTIC liable for any loss occurring which arises from the fact that the amount held by the Escrow Agent in any account may cause the aggregate amount of any individual depositors accounts to exceed $100,000.00 and that the excess amount not insured by the Federal Deposit Insurance Corporation. Federal I.D. or Social Security Number _______________________________ By _____________________________ By
_______________________________     Address    ________________________    Title
____________________________       Telephone      ______________________      By
_______________________________
                                                              Title
----------------------------
OLD REPUBLIC NATIONAL TITLE INSURANCE COMPANY/ESCROW AGENT


By _____________________________
Address ________________________
Telephone ______________________

(1) Unless otherwise provided in employment agreement.

For Terminations without cause and without a change of control, severance includes: Full base salary (excluding unearned bonuses, commissions and overides) and participation in related benefits (medical, dental and vision coverage with payment of employee contribution, auto allowance and reimbursement of authorized business expenses) for the period of severance.
      Employment is deemed to continue for purposes of permitting the executive to exercise stock options through the severance period (or until the stated option expiration date, if earlier).

For terminations without cause that occur within 9 months after a change of control, severance includes: Full base salary and full targeted bonus or override/commission; and related benefits (medical, dental and vision coverage without payment of employee contribution, auto allowance and reimbursement of authorized business expenses) for the period of severance.
      Full accelerated vesting of all unvested options upon termination and employment is deemed to continue for purposes of permitting the executive to exercise stock options through the severance period (or until the stated option expiration date, if earlier).
      A termination will be deemed to occur should an acquiring company without the consent of the individual require relocation of an executive to an office more than 50 miles from then-current office location, significantly reduce the functional responsibility of the executive from that immediately before change of control, or significantly reduce the executive's compensation package.
      AXENT agrees to indemnify executive for liabilities resulting from the performance of his duties and responsibilities for AXENT and its subsidiaries.

Executives must agree to non-hiring and non-compete covenants with AXENT to receive severance.

"Change of control" is as defined in AXENT's 1998 stock option plan in effect in August 1998.

Compensation Committee Approval:


/S/ JOHN F. BURTON                          /S/ GABRIEL A. BATTISTA